Exhibit 6.7

AMENDED AND RESTATED BRAND ADVISORY AGREEMENT

This Amended and Restated Brand Advisory Agreement (this “Agreement”) is made as of the latter date set forth on the signature page hereto (the “Effective Date”), by and among Agentiq Sports 1 Series Esmerlyn Valdez Ramirez (the “Company”), a designated series of Agentiq Sports 1 Series LLC, a Delaware series limited liability company (the “Master LLC”), MagicMan 55 LLC, a Florida limited liability company (the “Client”), and Esmerlyn Valdez Ramirez, an individual, in his personal capacity (the “Player”). The Company, the Client, and the Player are referred to herein individually as a “Party” and together as the “Parties.”

WHEREAS, the Master LLC, acting through the Company and Agentiq Sports, Inc. (the “Manager”), is engaged in the business of providing strategic brand enhancement and promotional advisory services, together with upfront capital, to a single athlete or public personality, in each case in exchange for a contractual right to receive a fixed percentage of such person’s future on-field revenue;

WHEREAS, the Player is a professional baseball player engaged in the Principal Business (as defined below) who desires to enhance and develop his personal brand and commercial opportunities and to receive the upfront capital and Advisory Services (as defined below) offered by the Company;

WHEREAS, the Company and the Player previously entered into that certain Brand Advisory Agreement, dated as of July 15, 2026 (the “Original Agreement”), and the Parties desire to amend and restate the Original Agreement in its entirety, such that, upon the effectiveness hereof, this Agreement shall supersede and replace the Original Agreement in its entirety;

WHEREAS, MagicMan 55 LLC is designated as the “Client” for all purposes of this Agreement, and the Player joins this Agreement as a party in his individual capacity so that his personal performance obligations, his personal indemnification of the Company Parties, and all related protections under the Original Agreement are preserved undiminished, as set forth in Section 15 (Personal Obligations of the Player);

WHEREAS, in consideration of the Player’s assignment to the Company of the contractual right to receive an amount equal to the Brand Percentage (as defined below) of the Player’s Brand Income (as defined below) during the Term, the Company has agreed to provide the Advisory Services to the Client and the Player and to pay cash payments aggregating $2,600,000 (the “Initial Advisory Payment”), consisting of the Guaranteed Portion (as defined below) of $2,400,000 and the Incremental Portion (as defined below) of $200,000, to the Client, the Player or the Client Payment Designee, in each case on the terms and subject to the conditions set forth herein;

WHEREAS, the Guaranteed Portion of $2,400,000 is guaranteed to be paid by the Company to the Client, the Player or the Client Payment Designee, and shall be paid in full no later than the Guaranteed Payment Date (as defined below), and shall be funded as follows: (i) $400,000 of the Guaranteed Portion shall be paid by the Company to the Client, the Player or the Client Payment Designee within thirty (30) days following the Effective Date, which amount shall be credited against the guaranteed $2,400,000 Guaranteed Portion, and (ii) the remaining $2,000,000 balance shall be unconditionally due and payable by the Company on or prior to the Guaranteed Payment Date; and the Incremental Portion of $200,000 is wholly non-guaranteed and discretionary. The Company may, but is not required to, fund all or any portion of the Initial Advisory Payment from the proceeds of an offering of membership interests in the Company conducted pursuant to Regulation A under the Securities Act of 1933, as amended (the “Series Offering”), in accordance with Section 4.1;

WHEREAS, the Company is a designated series of the Master LLC and operates as a separate legal entity, and Agentiq Sports, Inc. (the “Manager”), the sole manager of the Master LLC and of each series thereof (including the Company), has been duly authorized to act on behalf of the Company in entering into and administering this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions. For purposes of this Agreement, the following capitalized terms have the meanings set forth below. Other terms may be defined contextually elsewhere in the Agreement.

“Affiliate” means, with respect to any specified person or entity, any other person or entity that directly or indirectly controls, is controlled by, or is under common control with such person or entity.

“Account Control Agreement” means the springing participation account control agreement among the Player, the Company or Manager, and the Designated Bank, providing for springing control and otherwise having the terms set forth in Section 4.3(c), in form and substance reasonably acceptable to the Company and the Player.

“Brand Amount” means an amount equal to the product of (a) all Brand Income earned by the Player (whether earned by the Player directly or through any third party on the Player’s behalf, such as a personal services company or agent) during the Term, multiplied by (b) the Brand Percentage. For the avoidance of doubt, the Brand Amount and the Brand Percentage attach solely to the Player’s future on-field compensation constituting Brand Income and do not attach to any revenues, income, or assets of the Client or any other income source.

“Brand Income” means any and all gross monies, compensation, or other consideration of any kind earned by or payable to the Player (or the Player’s designee or agent for the Player’s benefit) after the Commencement Date solely as a result of the Player’s direct participation, performance, or employment as a professional athlete at the major league level in the Principal Business, including base salary, prize or award money, and any other earnings directly attributable to the Player’s on-field activities and services as a professional athlete at the major league level. With respect to bonuses, Brand Income includes only on-field bonuses, signing bonuses, and performance bonuses, and expressly excludes any pre-arbitration salary pool bonuses (i.e., any bonus paid to the Player pursuant to the MLB pre-arbitration bonus pool). Brand Income does not include any compensation attributable to the Player’s services at the minor league level, including any compensation paid to the Player by any MLB Organization Entity while the Player is assigned to, or performing services in, Minor League Baseball (MiLB) or any minor league affiliate or developmental league, regardless of the identity of the payor. Brand Income also does not include any compensation, fees, royalties, or other consideration received by the Player for endorsements, sponsorships, appearances, licensing, merchandising, or any other off-field commercial activities, regardless of whether such activities are related to the Player’s persona or reputation as an athlete. In calculating Brand Income, such amounts shall be net of: (i) any reasonable, documented out-of-pocket legal fees incurred by the Player in securing, negotiating, or documenting any contract that generates such income (to the extent not reimbursed by a third party); (ii) any reasonable, documented travel, lodging, and per diem expenses incurred by the Player during the Term in connection with securing such income (to the extent not reimbursed by a third party); and (iii) any self-employment taxes owed by the Player in connection with such income; provided, however, that the aggregate amount deducted under this clause (iii) shall not exceed the amount of taxes that would be imposed on the Player under the Federal Insurance Contributions Act (26 U.S.C. §§ 3101–3128) if the Player were treated as an employee (rather than a self-employed individual) with respect to such income; but without deduction for any commissions or fees payable to agents or representatives, any voluntary or elective deferrals or contributions by the Player, or any taxes payable on the Player’s gross income. If a single contract, payment or consideration includes both Brand Income and Excluded Income, the Parties will allocate such compensation in good faith and on a commercially reasonable basis; provided that, absent manifest error, the Company’s reasonable determination will control pending final resolution, subject to the audit and dispute procedures herein. Any permitted deductions from gross amounts in computing Brand Income must be reasonable, documented, and substantiated by contemporaneous records; deductions not substantiated in an audit shall be disallowed. Compensation paid by teams or leagues to the Player in exchange for on-field services at the major league level is presumed to be Brand Income unless clearly and expressly documented as off-field consideration unrelated to on-field services.

“MLB Organization Entity” means Major League Baseball and any Major League Baseball club. For the avoidance of doubt, the term excludes Minor League Baseball (MiLB) and any minor league affiliate, developmental league, or similar entity, and compensation paid to the Player in respect of services at the minor league level shall not constitute Brand Income, regardless of the identity of the payor.

“Brand Percentage” means 10%, the fixed percentage of the Player’s Brand Income that the Player agrees to pay to the Company as the Brand Amount. The Brand Percentage is not subject to any adjustment, reduction, or step-down based on the amount or timing of the Initial Advisory Payment funded or otherwise. For the avoidance of doubt, the Brand Percentage shall not attach, accrue, or become payable, and no Brand Amount shall be due, unless and until the Company has paid the Guaranteed Portion in full to the Client, the Player or the Client Payment Designee pursuant to Section 4.1; after such full payment, the Brand Percentage shall apply only to Brand Income earned on or after the Commencement Date.

“Client” means MagicMan 55 LLC, a [State] limited liability company; provided that, notwithstanding the designation of MagicMan 55 LLC as the Client, the Player remains personally bound as set forth in Section 15 (Personal Obligations of the Player) and the other provisions of this Agreement that require the Player’s personal performance.

“Client Persona” means the Player’s name, likeness, image, voice, signature (including facsimile signature), biography, personal characteristics, and all other indicia of the Player’s identity or persona, including any live, recorded, or photographed performance or appearance by the Player.

“Client Payment Designee” means any person, entity, account, or other payee designated by the Client or the Player in writing to the Company following the Effective Date to receive all or any portion of the Initial Advisory Payment on the Client’s or the Player’s behalf. Any payment of the Initial Advisory Payment to the Client Payment Designee in accordance with such written designation shall be deemed payment to the Client and the Player for all purposes of this Agreement, and no Client Payment Designee shall have any rights under this Agreement solely by reason of such designation.

“Collection Failure” means, from and after the Commencement Date, any failure to establish, maintain, authorize, or give effect to the Participation Account, the direct deposit of one hundred percent (100%) of Brand Income into the Participation Account, the automatic bi-weekly transfer of the Brand Amount to the Company Account, or the Account Control Agreement, including any revocation, modification, redirection, termination, obstruction, suspension, or failure to renew any such direct deposit, automatic transfer, or Account Control Agreement, except to the extent caused solely by the Company’s breach of this Agreement.

“Commencement Date” means the date on which the Company has paid the Guaranteed Portion in full to the Client, the Player or the Client Payment Designee pursuant to Section 4.1. Payment in full of the Guaranteed Portion shall be deemed payment in full of the Initial Advisory Payment for all purposes of every condition precedent to the attachment or effectiveness of the Brand Percentage, the Brand Amount, the collection mechanisms under Section 4.3, the security interest under Section 4.8, and the Company’s UCC filing rights, and nonpayment of the Incremental Portion, in whole or in part, shall not delay or prevent the occurrence of the Commencement Date. For the avoidance of doubt, the Commencement Date shall not occur upon payment of only the initial $400,000 installment or any other partial payment of the Guaranteed Portion, and the Brand Percentage, the Player’s obligation to pay the Brand Amount, the collection mechanisms under Section 4.3, the security interest under Section 4.8, and the Company’s UCC filing rights shall not attach, commence, or become effective before the Commencement Date.

“Company” means Agentiq Sports 1 Series Esmerlyn Valdez Ramirez, a designated series of Agentiq Sports 1 Series LLC, a Delaware series limited liability company.

“Designated Bank” means the bank or other financial institution designated by the Company or Manager to hold the Participation Account.

“Effective Date” means the latter date set forth on the signature page hereto.

“Excluded Income” means the following categories of income or payments, which are excluded from the definition of Brand Income:

(a) all proceeds paid to the Player (or the Player’s heirs, executors, administrators, successors or assigns) from any life, disability, or injury insurance policy, or from any insurance policy related to the Player’s status or eligibility to participate in the Principal Business, in each case to the extent such policy is purchased or in effect after the Commencement Date;

(b) all compensation or earnings attributable to services performed by the Player prior to the Commencement Date (including any deferred compensation or contingent payments earned from activities before the Commencement Date), regardless of when such amounts are actually paid; and

(c) any reimbursement or payment for reasonable, documented incidental expenses incurred by the Player (such as travel, lodging, or per diem expenses), or the fair market value or actual payment for any such expenses provided in kind or paid by a third party on the Player’s behalf; and

(d) all compensation, fees, royalties, or other consideration received by the Player for endorsements, sponsorships, personal appearances, speaking engagements, licensing of name, image, or likeness (“NIL”), merchandising, or any other off-field commercial activities, regardless of whether such activities are related to the Player’s persona or reputation as an athlete;

“Incremental Portion” means the Two Hundred Thousand Dollars ($200,000) by which the aggregate Initial Advisory Payment exceeds the Guaranteed Portion, which amount is wholly non-guaranteed and discretionary as set forth in Section 4.1.

“Initial Advisory Payment” shall have the meaning provided in Section 4.1.

“Initial Closing” shall have the meaning provided in the recitals.

“Manager” means Agentiq Sports, Inc., a Delaware corporation, which is the sole manager of the Master LLC and of each series thereof. The Manager is authorized to act on behalf of the Company as set forth in the Master LLC operating agreement, the Series Designation for the Company and herein.

“Outside Date” means the Guaranteed Payment Date.

“Personal Account” means the bank account designated by the Player for receipt of amounts remaining after the Company has swept or caused to be transferred the applicable Brand Amount and any other amounts then due and payable to the Company under this Agreement.

“Participation Account” means the deposit account established by or for the Player at the Designated Bank for the receipt of Brand Income and subject to the Account Control Agreement.

“Player” means Esmerlyn Valdez Ramirez, an individual, in his personal capacity as the professional athlete who personally performs the services and covenants contemplated by this Agreement, personally grants the contractual right to receive the Brand Percentage of his Brand Income under Section 3.1 and the security interest under Section 4.8, personally grants the license to the Client Persona under Section 12.1, and personally indemnifies the Company Parties under Section 10.1. The Player is [a principal/member] of the Client.

“Principal Business” means the Player’s primary professional occupation as a professional athlete in any of the following professional baseball leagues: (i) Major League Baseball, (ii) Nippon Professional Baseball in Japan, (iii) the Korea Baseball Organization, and (iv) the Mexican League (Liga Mexicana de Béisbol). For the avoidance of doubt, compensation earned by the Player from any league, tournament, or competition not listed above (including, without limitation, independent leagues, winter leagues, and exhibition play) shall not constitute Brand Income, specifically limited to the Player’s on-field participation, performance, and services as a player, including receipt of salary, bonuses, and prize money, and excluding any off-field commercial, promotional, or endorsement activities.

“Guaranteed Payment Date” means the earlier of (a) the date that is one hundred twenty (120) days following the Qualification Date and (b) the date that is one hundred fifty (150) days following the Effective Date (the “Backstop Date”). The Guaranteed Payment Date is the date by which the Company must pay the full Guaranteed Portion to the Client, the Player or the Client Payment Designee, and the Backstop Date ensures that the Company’s guaranteed payment obligation is not defeated or deferred if the Series Offering is delayed or never qualified.

“Guaranteed Portion” means the Two Million Four Hundred Thousand Dollars ($2,400,000) component of the Initial Advisory Payment that is absolute, unconditional, and guaranteed to be paid by the Company to the Client, the Player or the Client Payment Designee, on the terms, in the amounts, and subject to the payment schedule set forth in Section 4.1.

“Qualification Date” means the date on which the offering statement for the Series Offering is qualified by the U.S. Securities and Exchange Commission pursuant to Regulation A under the Securities Act of 1933, as amended.

“Release Amount” means, with respect to any Brand Income deposited into the Participation Account, the amount remaining after deduction of the Brand Amount and any other amounts then due and payable to the Company under this Agreement.

“Term” means the period of duration of this Agreement, as defined in Section 8.1 below.

“Series Designation” means the written designation establishing the applicable designated series of the Master LLC, incorporated into and made part of the Master LLC operating agreement, which sets forth the name of the series and its rights, powers, preferences, duties, and other terms, as amended from time to time.

“Series Offering” shall have the meaning provided in the recitals.

“Sweep Deadline” means three (3) business days after Brand Income is credited to the Participation Account, or such other period as the Parties may agree in writing.

“Territory” means worldwide, to the extent applicable to the rights and obligations under this Agreement.

2. Advisory Services Provided by the Company

2.1. Commencement of Obligations. The Company’s obligations to commence the Advisory Services under this Section 2, the Player’s obligation to pay the Brand Amount under Sections 3 and 4.3, the collection mechanisms under Section 4.3, the security interest and UCC filing rights under Section 4.8, and all other rights and obligations of the Parties under this Agreement that are expressed to commence on, or that are conditioned upon, the Commencement Date shall become effective and commence automatically only upon the Commencement Date, in each case without the need for any further action, notice, or instrument by any Party. For the avoidance of doubt, payment of less than the full Guaranteed Portion shall not cause the Brand Percentage, the Player’s obligation to pay the Brand Amount, the collection mechanisms, the security interest, or any UCC filing rights to attach, commence, or become effective.

2.2 Services Scope.  The Company (acting through the Manager and its affiliates, contractors, and agents) shall provide strategic brand enhancement and promotional advisory services to the Client and the Player (the “Advisory Services”). These services may include, without limitation:

(a) evaluation and development of the Player’s personal brand positioning;

(b) planning and execution of fan engagement initiatives;

(c) preparation and readiness consulting for sponsorships, endorsements, and other commercial opportunities related to the Player’s persona;

(d) development and execution of marketing campaigns and content to increase the Player’s public visibility and marketability; and

(e) ongoing advisory support regarding the Player’s branding and promotional activities.

Nothing herein obligates Player to utilize all or any of the Advisory Services. For the avoidance of doubt, the Advisory Services provided under this Agreement expressly exclude any services that require certification or licensing as a player agent, contract advisor, or similar professional representative under applicable league, players’ association, or regulatory rules. The Company and its representatives will not negotiate, secure, or execute employment contracts, playing contracts, or other agreements on behalf of the Player that require such certification, nor will they represent the Player in employment-related negotiations with teams, leagues, or governing bodies. The Player remains solely responsible for engaging any certified agent or contract advisor as may be required for such matters.

2.3. Brand Initiatives Funding. In connection with the Advisory Services, the Company shall fund brand-enhancement initiatives that may be agreed-upon by the Parties for the benefit of the Player. Such initiatives and the budget or amounts to be expended by the Company (if any) shall be determined by the Manager in consultation with the Client and the Player, consistent with the overall objectives of enhancing the Player’s brand and increasing the Player’s commercial opportunities. The Company shall administer any such funding and initiatives and may engage third-party service providers or partners to carry out specific campaigns or projects. All expenditures by the Company on brand initiatives are at the Company’s discretion (subject to any agreed plan or budget) and shall be part of the Company’s performance of the Advisory Services.

2.4. No Guarantee. The Player acknowledges that, while the Advisory Services and funded initiatives are intended to enhance the Player’s brand and earnings potential, the Company has not made and does not make any guarantee or promise of any particular outcome or increase in the Player’s earnings or fame as a result of such services. The Player further acknowledges that the Player’s success in the Principal Business and related commercial endeavors depends on many factors beyond the Company’s control.

2.5. Planning Meetings. During the Term, the Player agrees to meet (which may be via teleconference or videoconference) with representatives of the Company or the Manager on a periodic basis, at least bi-annually (twice a year) to review recent developments and to plan upcoming brand strategy and initiatives. The Parties shall cooperate in good faith to schedule such meetings at mutually convenient times, and the Player shall use reasonable efforts to make himself available for such meetings as part of the collaboration under this Agreement.

2.6 Use of Third Parties. The Player agrees that the Company and the Manager may utilize affiliated or third-party service providers, consultants, and agents to perform some or all of the Advisory Services or brand initiatives and may share necessary information (including Confidential Information and elements of the Client Persona) with such parties for the sole purpose of fulfilling the Company’s obligations under this Agreement. The Company shall remain responsible for the performance of any Advisory Services that it delegates to third parties. The Player and the Client shall have approval rights over any affiliated or third-party service providers, consultants, and agents the Company intends to use for some or all of the Advisory Services or brand initiatives, which approval shall not be unreasonably withheld, conditioned, or delayed. The Company shall not provide Confidential Information or elements of the Client Persona to any such affiliated or third-party service providers, consultants, or agents without the Player’s prior written approval, which approval shall not be unreasonably withheld, conditioned, or delayed; provided that no approval shall be required for disclosures to the Manager, the Company’s affiliates, or professional advisers who are bound by confidentiality obligations and need such information to perform the Company’s obligations or enforce its rights under this Agreement.

2.7 Advisory Services Commensurate with Full Payment of the Guaranteed Portion. The Parties acknowledge that the scope and extent of the Advisory Services to be provided by the Company under this Agreement are commensurate with the full Guaranteed Portion of $2,400,000, which the Company is obligated to pay in full by the Guaranteed Payment Date. The Company's obligation to provide the Advisory Services under Section 2.2 is based on the full Guaranteed Portion, and no pro rata or proportional reduction in the scope, level of effort, resource commitment, frequency of planning meetings under Section 2.5, or funding of brand-enhancement initiatives under Section 2.3 shall apply by reason of any delay in payment of the Guaranteed Portion. For the avoidance of doubt, the Company shall provide the full Advisory Services contemplated hereunder from and after the Commencement Date, any delay in payment of the Guaranteed Portion shall be addressed solely through the remedy set forth in Section 8.3(a), and, unless and until this Agreement is terminated pursuant to Section 8.3(a), the Player’s obligation to pay the Brand Amount at the Brand Percentage on Brand Income earned on and after the Commencement Date shall be unaffected.

3. Grant of Revenue Sharing Interest

3.1. Assignment of Brand Income Percentage. The Player hereby sells, assigns and grants to the Company, effective only as of the Commencement Date and continuing through the Term, the contractual right to receive a portion of the Player’s future Brand Income equal to the Brand Percentage (a flat ten percent (10%), which is not subject to any downward adjustment under Section 8.3(a) or otherwise based on the amount or timing of the Initial Advisory Payment funded). No such contractual right shall attach before the Commencement Date. In other words, the Player agrees to pay to the Company an amount equal to the Brand Amount from the Player’s Brand Income, as and when such Brand Income is earned or received on or after the Commencement Date, subject to the terms and conditions of this Agreement. The Advisory Services and the Initial Advisory Payment are provided as consideration for the right of the Company to receive the Brand Amount from the Player. The Player’s obligation to pay the Brand Amount on Brand Income earned or received during the Term shall be absolute and unconditional from and after the Commencement Date, and shall exist regardless of whether the Player is employed, contracted, or self-employed in generating the Brand Income and regardless of through whom or how the Brand Income is paid; provided that, for the avoidance of doubt, the Brand Amount is payable only with respect to Brand Income earned or received on or after the Commencement Date, does not constitute a loan or a debt, and is subject to release under Sections 8.3(a), 8.9 and 8.10.

The Client hereby joins in this Section 3.1 to acknowledge and consent to the Player’s sale, assignment and grant to the Company of the contractual right to receive the Brand Percentage of the Player’s Brand Income, and covenants to take all actions reasonably necessary to facilitate the collection of the Brand Amount by the Company, including cooperation with the Participation Account, the direct deposit of Brand Income, the automatic bi-weekly transfer, and the Account Control Agreement under Section 4.3, and shall not take any action intended to, or having the effect of, frustrating, impeding, or circumventing the Company’s collection of the Brand Amount. For the avoidance of doubt, the Brand Percentage and the Brand Amount attach solely to the Player’s future on-field compensation constituting Brand Income and do not attach to any revenues, income, or assets of the Client.

3.2. No Ownership in Persona or Business. The Parties acknowledge and agree that the Company’s rights in the Brand Income are purely contractual. The Company does not acquire any ownership or equity interest in the Player’s persona, brand, publicity rights, or in any entity or enterprise owned or operated by the Player. Except for the share of future revenue explicitly granted hereunder and the related rights necessary to enforce or collect such revenue share, all other rights in the Player’s earnings and assets remain solely those of the Player. Upon Termination of this relationship, Company shall remove any reference to Player from its website and other social media channels.

3.3. Excluded Income. The Company has no right to and makes no claim on any Excluded Income of the Player. The Player shall have no obligation to share with the Company any income or amounts classified as Excluded Income, except that if a single contract or payment includes both Brand Income and Excluded Income components, the Brand Income portion (if reasonably ascertainable) will remain subject to the Brand Percentage. The Parties agree to cooperate in good faith to fairly allocate any mixed sources of compensation between Brand Income and Excluded Income, consistent with the definitions herein.

3.4. Characterization; Intent of the Parties. The Parties intend that the Brand Amount and the Initial Advisory Payment constitute the purchase price and consideration for a contingent contractual right to a share of the Player’s future Brand Income, and not a loan, extension of credit, or debt. The Player’s payment obligations are payable solely out of, and contingent upon, Brand Income actually earned; there is no fixed maturity date and no obligation to repay any principal sum irrespective of Brand Income. For the avoidance of doubt, the absence of any fixed maturity date and the contingent nature of the payment obligations described in this Section 3.4 apply solely to the Player’s contingent obligation to pay the Brand Amount, and do not apply to, limit, or render contingent the Company’s absolute and unconditional obligation to pay the full Guaranteed Portion by the Guaranteed Payment Date under Section 4.1, which obligation is fixed, guaranteed, and not contingent upon Brand Income or the Series Offering. The security interest, late fees, interest, acceleration, and repayment provisions of this Agreement are included solely to secure and enforce the Player’s performance of its contingent obligations from and after the Commencement Date and shall not be construed to create a loan or debtor-creditor relationship or to alter the characterization set forth in this Section.

4. Payments and Collection of Brand Amount

4.1. Initial Advisory Payment. As consideration for the rights granted to the Company by the Player hereunder, the Company shall pay cash payments totaling $2,600,000 (such aggregate amount, the “Initial Advisory Payment”) to the Client, the Player or the Client Payment Designee, as specified by the Client or the Player in writing to the Company following the Effective Date, comprised of (a) the Guaranteed Portion in the amount of $2,400,000, subject to the payment schedule and unconditional payment obligations set forth in this Section 4.1, plus (b) the Incremental Portion in the amount of $200,000. The Company’s obligation to pay the full Guaranteed Portion is affirmative, absolute, and unconditional, and is not subject to, or conditioned upon, the qualification, commencement, the occurrence any other closing of the Series Offering, or the availability of proceeds therefrom. The Incremental Portion is wholly non-guaranteed and discretionary: the Company may, but shall have no obligation to, pay all or any portion of the Incremental Portion, and no portion thereof shall be due or payable before, on, or after the Outside Date or at any other time. The failure of the Company to pay all or any portion of the Incremental Portion shall not constitute a breach of this Agreement; shall not constitute a default, Company Payment Default, or other violation by any Party; and shall not give rise to any notice, cure period, right of termination, claim for damages, action for specific performance, or any other remedy at law or in equity, by or on behalf of any Party or any other person or entity. If and to the extent the Company elects, in its sole and absolute discretion, to pay all or any portion of the Incremental Portion to the Client, the Player or the Client Payment Designee, such amount shall, from and after the date of actual payment, be treated as part of the aggregate Initial Advisory Payment actually paid for purposes of Sections 8.4, 8.9, 8.10, and any other provision of this Agreement that uses the concept of the “Initial Advisory Payment actually paid” (or words of similar import) in determining economic calculations; provided, however, that any such payment shall have no effect on the Brand Percentage, which shall remain the flat rate of 10% without adjustment. The Initial Advisory Payment is not a loan and shall not be considered principal on a debt. All payments of the Initial Advisory Payment shall be made via wire transfer or other immediately available funds to an account designated in writing by the Client or the Player, which account may be in the name of the Client, the Player or the Client Payment Designee. Any such designation shall be delivered to the Company in accordance with Section 14.6 or by other written payment instructions acknowledged by the Company, and the Company may rely conclusively on the most recent written designation received from the Client or the Player before the applicable payment is made. Payment to the Client Payment Designee in accordance with such written designation shall constitute payment to the Client and the Player for all purposes of this Agreement. The Player acknowledges that the Initial Advisory Payment (whether paid in one or more installments), together with the funding of brand initiatives and provision of services, constitutes fair and adequate consideration for the rights and payment obligations assumed by the Player under this Agreement. The Company shall pay $400,000 of the Guaranteed Portion to the Client, the Player or the Client Payment Designee within thirty (30) days following the Effective Date, which amount shall be credited against the guaranteed $2,400,000 Guaranteed Portion. The Company shall pay the full remaining balance of the Guaranteed Portion (i.e., $2,000,000) to the Client, the Player or the Client Payment Designee no later than the Guaranteed Payment Date, such that the entire $2,400,000 Guaranteed Portion is paid in full on or prior to the Guaranteed Payment Date. Because the Guaranteed Payment Date is defined as the earlier of (a) one hundred twenty (120) days following the Qualification Date and (b) the Backstop Date, the Company’s guaranteed payment obligation shall not be defeated or deferred if the Series Offering is delayed or never qualified. The Company may fund such remaining balance from the proceeds of the Series Offering, but its obligation to pay the full Guaranteed Portion by the Guaranteed Payment Date shall not be subject to, or conditioned upon, the Qualification Date, the occurrence of the Initial Closing, or any closing of the Series Offering. If the Company fails to pay any portion of the Guaranteed Portion when due, the sole operative consequence of such failure shall be as set forth in Section 8.3(a) (Company Payment Default). No Brand Percentage shall attach, no Brand Amount shall accrue or become payable, no collection mechanism under Section 4.3 shall become effective, and no security interest or UCC filing right under Section 4.8 shall attach or be exercisable unless and until the Guaranteed Portion has been paid in full to the Client, the Player or the Client Payment Designee. All other obligations of the Parties under this Agreement, including the Company’s obligation to provide Advisory Services and the Player’s obligation to pay the Brand Amount, shall commence on the Commencement Date and shall not otherwise be affected by whether the Guaranteed Portion was paid in one or more installments, unless and until this Agreement is terminated pursuant to Section 8.3(a). For the avoidance of doubt, following payment in full of the Guaranteed Portion, the Company shall have no obligation to pay any proceeds from the Series Offering to the Client or the Player.

4.2. Taxes on Initial Advisory Payment. The Client and the Player shall be solely responsible for the payment of all taxes that may be due in relation to the receipt of the Initial Advisory Payment, including any portion paid to a Client Payment Designee at the Client’s or the Player’s written direction. The Company shall not be required to indemnify or “gross up” the Client or the Player for the amount of any such taxes. The Client and the Player shall, jointly and severally, indemnify the Company for and hold it harmless from and against any taxes of the Client or the Player, which may be sought against, imposed upon or suffered by the Company or which the Company may incur as a result of the Company’s failure to deduct and withhold such taxes from the Initial Advisory Payment.

4.3 Collection of Brand Amount. From and after the Commencement Date and during the Term, the Brand Amount shall be collected from the Player’s Brand Income through (i) the deposit of one hundred percent (100%) of the Player’s Brand Income directly into the Participation Account established at the Designated Bank and subject to the Account Control Agreement on a springing-control basis as set forth in Section 4.3(c), and (ii) an automatic recurring transfer, established and maintained by the Player, of the Brand Amount from the Participation Account to an account designated by the Company in the name of Agentiq Sports 1 Series Esmerlyn Valdez Ramirez (the “Company Account”) on a bi-weekly basis as set forth in Section 4.3(e), in each case with the direct remittance obligations set forth in Section 4.3(g) serving as the fallback mechanism. The obligations set forth in this Section 4.3 are personal obligations of the Player, and the Client shall cooperate with the establishment and maintenance of the collection mechanisms described in this Section 4.3 and, if any Brand Income is routed through or received by the Client, the Client shall hold the Brand Amount portion thereof in trust for the Company and shall remit such Brand Amount to the Company in accordance with Section 4.3(g). The timing and procedures for such collections are as follows:

(a) Primary Collection Mechanism. From and after the Commencement Date, as the primary method for collecting Brand Amounts, the Player shall: (i) open and maintain the Participation Account at a bank or financial institution that is willing to execute the Account Control Agreement and is otherwise reasonably acceptable to the Company; (ii) execute and deliver the Account Control Agreement providing for springing control as described in Section 4.3(c); (iii) designate and direct one hundred percent (100%) of the Player’s Brand Income to be deposited directly into the Participation Account, including by establishing direct deposit with, and delivering payment directions to, each team, league, employer, and other current and future payor of Brand Income, and shall promptly provide the Company with documentary proof thereof; and (iv) establish and maintain the automatic bi-weekly transfer of the Brand Amount from the Participation Account to the Company Account as described in Section 4.3(e), and shall promptly provide the Company with documentary proof of the establishment and maintenance of such transfer. The Player shall take all further actions reasonably requested by the Company or the Manager to establish, perfect, maintain, and give effect to the Participation Account, the direct deposit of Brand Income into the Participation Account, the automatic bi-weekly transfer, and the Account Control Agreement.

(b) Direct Deposit of Brand Income. From and after the Commencement Date, all Brand Income shall be paid directly into the Participation Account. The Player shall not direct, request, permit, or cause any payor to deposit Brand Income into any other account or to pay Brand Income to the Player directly, except as expressly permitted under Section 4.3(g) or Section 4.3(j).

(c) Account Control Agreement; Springing Control; Company Sweep and Release of Balance. The Account Control Agreement shall be a three-party agreement among the Company (acting through the Manager), the Player, and the Designated Bank, and shall provide that: (1) the Designated Bank acknowledges the Company’s security interest in the Participation Account from and after the later of (A) execution of the Account Control Agreement and (B) the Commencement Date; (2) the Player shall retain ordinary control over the Participation Account, including the right to operate the account and to direct the disposition of funds therein, unless and until a Control Trigger Event occurs; (3) upon the occurrence and during the continuance of a Control Trigger Event, the Company or the Manager may deliver a notice of exclusive control to the Designated Bank, after which the Designated Bank shall comply solely with the instructions of the Company or the Manager and shall not comply with any instructions of the Player concerning the Participation Account; and (4) the Designated Bank subordinates, and agrees not to exercise, any right of setoff, recoupment, or banker’s lien against the Participation Account, except with respect to returned items, chargebacks, and the Designated Bank’s customary account fees and charges. A “Control Trigger Event” means a payment default by the Player under this Agreement that remains uncured beyond the thirty (30) day cure period set forth in Section 4.5. While a notice of exclusive control is in effect, within the Sweep Deadline after any Brand Income is credited to the Participation Account, the Company or the Manager may instruct the Designated Bank to transfer to the Company Account an amount equal to the Brand Amount applicable to such Brand Income, plus any accrued and unpaid amounts then due and payable by the Player to the Company under this Agreement, and, promptly following such transfer, shall instruct the Designated Bank to transfer the Release Amount to the Player’s Personal Account. Once the applicable payment default has been cured, control of the Participation Account shall spring back to the Player and the Company or the Manager shall promptly rescind any notice of exclusive control.

(d) Ministerial Control Over Player Funds. The Company’s control over the Participation Account is solely for collection, verification, sweep, release, and enforcement purposes. The Company has no ownership interest in the Release Amount, and shall cause the Release Amount to be released to the Player’s Personal Account within the period required by Section 4.3(c), subject to returned items, bank holds, payor reversals, bona fide disputes, applicable law, and the terms of the Account Control Agreement.

(e) Automatic Bi-Weekly Transfer of Brand Amount. From and after the Commencement Date, the Player shall establish and maintain an automatic transfer, on a bi-weekly basis (but only during the then applicable baseball season when Player receives W2 income as a professional major league baseball player), of the Brand Amount (i.e., the Brand Percentage of all Brand Income deposited into the Participation Account) from the Participation Account to the Company Account. The Player shall configure such transfer in an amount and with a frequency sufficient to remit the full Brand Amount as and when Brand Income is received, shall not cancel, revoke, reduce, suspend, or modify such transfer without the Company’s prior written consent, and shall provide the Company with reasonable evidence of the establishment and maintenance of such transfer upon request. The Player’s retention of the balance of Brand Income remaining in the Participation Account after each such transfer shall not affect the Company’s security interest in, or right to receive, the Brand Amount.

(f) No Revocation or Modification. From and after the Commencement Date, the Player shall not revoke, amend, supersede, replace, terminate, or otherwise interfere with the direct deposit of Brand Income into the Participation Account, the automatic bi-weekly transfer described in Section 4.3(e), the Participation Account, or the Account Control Agreement without the Company’s prior written consent, except to the extent required by applicable law, league rules, collective bargaining agreement requirements, or payor policy. Any change required by such law, rule, or policy shall be implemented in a manner that preserves the Company’s economic and collection rights to the maximum extent practicable.

(g) Fallback Direct Remittance by Player. From and after the Commencement Date, if, for any reason, any Brand Income is not deposited into the Participation Account, or any Brand Amount is not transferred to the Company Account (including by reason of a Collection Failure, the absence of an effective Account Control Agreement, the failure of any payor to deposit Brand Income into the Participation Account, the failure or cancellation of the automatic bi-weekly transfer, or any direction by the Player in contravention of this Section 4.3), the Player shall receive such Brand Income as agent of the Company and shall hold the Brand Amount portion thereof in trust for the Company. In such event, the Player shall, acting as the Company’s agent solely for purposes of receiving and remitting such funds, remit such Brand Amount to the Company by wire transfer in immediately available funds no later than fifteen (15) days after the Player (or any person on the Player’s behalf) receives the corresponding Brand Income payment. This Section 4.3(g) shall apply automatically without any requirement that the Company prove the Player caused or contributed to the failure of direct deposit or transfer, and shall be in addition to (and not in lieu of) the Player’s obligations under Sections 4.3(a) through (f) and the Company’s remedies under this Agreement.

(h) Reconciliation and Overpayments. From and after the Commencement Date, the Company shall reconcile sweeps from the Participation Account against actual Brand Income on a periodic basis. If the Company sweeps more than the Brand Amount properly payable with respect to any Brand Income, the Company shall return or credit the excess to the Player’s Personal Account within ten (10) business days after discovery or final determination of the overage. If the Company sweeps less than the Brand Amount properly payable with respect to any Brand Income (including by reason of a Collection Failure or amounts that bypassed the Participation Account), the Player shall pay the deficiency to the Company in accordance with the procedure set forth in Section 4.3(g).

(i) Bank Fees, Returned Items, and Reversals. As between the Player and the Company, the Player and Company shall each be responsible for one-half of all account opening and maintenance fees, the Player shall be responsible for all returned items, chargebacks, bank holds, reversals, insufficient funds charges, and similar items relating to the Participation Account or to Brand Income deposits, except that the Company shall be responsible for fees and charges attributable solely to its own administrative instructions to the Designated Bank unless otherwise agreed in writing. Allocation of such items as between the Player, the Company or Manager, and the Designated Bank shall be governed by the Account Control Agreement.

(j) Compliance Savings Clause. The collection mechanism set forth in this Section 4.3 shall apply only to the extent permitted by applicable law, league rules, collective bargaining agreement requirements, payroll rules, and payor policies. If any component of the mechanism is not permitted with respect to any payor or payment, the Parties shall cooperate in good faith to implement the closest lawful alternative that preserves the Company’s right to receive the Brand Amount, and the fallback remittance obligation under Section 4.3(g) shall continue to apply with respect to any Brand Income not captured by the Participation Account until such alternative is implemented.

(k) No Set-off; Taxes. All amounts payable by the Player to the Company hereunder shall be paid in full without set-off, deduction, or counterclaim, except as may be otherwise expressly provided in this Agreement. The Player shall be responsible for any taxes applicable to the Player’s receipt of Brand Income (as between the Player and the Company), and the Player’s payments of the Brand Amount shall be made without deduction for taxes, except to the extent that any withholding may be required by law. If the Player is required by law to withhold any portion of a Brand Amount payment as tax and remit such withholding to a taxing authority, the Player shall promptly notify the Company, provide evidence of such withholding and remittance, and cooperate with the Company to ensure the Company receives credit for such tax payment. Any amounts withheld and paid to the government on the Company’s behalf shall be treated as paid to the Company for purposes of the Player’s obligations. The Company (or Manager) will be responsible for its own income taxes on amounts it receives. The Company agrees to indemnify and hold the Player harmless from any taxes imposed on the Company (as a separate taxpayer) that are sought from the Player solely because the Player failed to withhold such taxes from payments to the Company, provided the Player has complied with its obligations under this Section.

4.4 Blocked Payments. From and after the Commencement Date, in the event that the Player, the Company, the Manager, the Designated Bank, or any payor is prohibited by any law, regulation (including currency control regulations), league rule, or other legal or regulatory restriction from establishing, maintaining, or giving effect to the Participation Account, the direct deposit of Brand Income into the Participation Account, the automatic bi-weekly transfer described in Section 4.3(e), the Account Control Agreement, the fallback remittance obligation under Section 4.3(g), or any other component of the collection mechanism, the affected Party shall immediately notify the other Parties. At the Company’s option, the Player shall either: (a) deposit the affected amounts in an interest-bearing account in the name of the Company (or for the benefit of the Company) in a jurisdiction where such deposit is permitted, or (b) cooperate with the Company to promptly find an alternative lawful method to transfer or credit the funds to the Company that preserves the Company’s economic and collection rights to the maximum extent practicable. The Player’s obligation to ultimately pay such amount to the Company shall not be extinguished by the blocking law or restriction, and any such payment shall be made as soon as legally allowed, and any costs of compliance or financial loss due to delay may be allocated as appropriate between the Parties in good faith or pursuant to applicable law.

4.5 Late Payments; Interest; Late Fees. From and after the Commencement Date, time is of the essence in the collection and remittance of Brand Amounts. As used herein, a “payment default” means any failure to deposit Brand Income into the Participation Account, to transfer the Brand Amount to the Company Account, to release the Brand Amount to the Company, or to remit the Brand Amount under Section 4.3(g), in each case when required under this Agreement. The Player shall have a cure period of thirty (30) days after the date the applicable Brand Amount became due to cure any payment default. If a payment default is not cured, the following late fees shall apply, in each case based on the number of days the applicable Brand Amount remains unpaid after its due date, as liquidated damages and not as a penalty: (i) for amounts unpaid for thirty (30) days or fewer, no late fee shall apply (grace period); (ii) for amounts that remain unpaid for more than thirty (30) days, a late fee equal to the greater of $5,000 or five percent (5%) of the unpaid Brand Amount; In addition to the foregoing late fees, the unpaid amount shall accrue interest in favor of the Company from the date due until the date paid at the lesser of: (a) the Prime Rate plus 3% per annum, compounded monthly (where “Prime Rate” means the prime lending rate as published in the Wall Street Journal on the first business day of the applicable month), or (b) the maximum rate permitted by applicable law. Interest on late payments shall be due and payable upon demand. Any late fees and accrued interest payable under this Section 4.5 shall, when owed, constitute amounts due and payable by the Player to the Company under this Agreement, and the Company (or the Manager on its behalf) may deduct and collect such amounts directly from the Participation Account, including by instructing the Designated Bank to transfer such amounts to the Company Account, in the same manner as, and together with, the Brand Amount under Section 4.3(c). The Parties acknowledge that the late fees set forth in this Section 4.5 are a reasonable estimate of the damages the Company would incur (including administrative, monitoring, investor reporting, and enforcement burdens), which would be difficult or impracticable to calculate at the time of contracting. The accrual or payment of interest or late fees under this Section shall not limit any other rights or remedies of the Company due to the Player’s failure to pay amounts when due.

4.6 Disclosure of Material Breach. The Player acknowledges that the Company may have investors or stakeholders entitled to information about the Company’s assets and agreements. Accordingly, from and after the Commencement Date, the Player agrees that in the event the Player materially breaches this Agreement, including by reason of any failure to pay any Brand Amount when due, any material Collection Failure, any revocation, modification, or repudiation of the direct deposit of Brand Income or the automatic bi-weekly transfer, or any failure to execute or maintain the Account Control Agreement, in each case that is not cured within any applicable cure period, the Company (or the Manager on the Company’s behalf) shall have the right to disclose the existence of such breach (including the Player’s name and the nature of the default), but only to the extent legally required, in any required filings, reports, or investor communications. The Company shall not make any voluntary public statement regarding such breach beyond what is necessary to comply with applicable law and the Company’s investor-reporting obligations. The Company must give the Player at least fifteen (15) business days’ prior written notice of its intent to make such a disclosure (unless a shorter period is required to comply with law or regulation) and an opportunity within that time to cure the default, and any such disclosure shall be reviewed by the Company’s securities counsel prior to publication. If the Player cures the default within the notice period, the Company shall refrain from publicly disclosing the default. Nothing in this section shall prevent the Company from pursuing any other legal or equitable remedies for breach.

4.7 Payments Upon Dissolution or Non-Existence of the Company. Except to the extent this Agreement has been terminated and released pursuant to Section 8.3(a), in the event that the Company (the designated series of the Master LLC that is a party to this Agreement) is dissolved, ceases to exist, or is otherwise unable to receive payments under this Agreement for any reason after the Commencement Date, the Player’s obligation to pay the Brand Amount and any other amounts due hereunder shall continue in full force and effect. In such event, all such payments shall be made directly to the Manager, on the Company’s members’ behalf in accordance with the procedures specified in Section 8.8(b) or to such other person or entity as the Manager may designate in writing, and the Manager or its designee shall be entitled (i) to enforce all rights and remedies of the Company under this Agreement, (ii) to receive sweeps from the Participation Account in lieu of the Company, and (iii) to issue instructions to the Designated Bank under the Account Control Agreement and to deliver replacement payment directions to payors, in each case as control party or successor servicer. The Player shall be provided with written notice of any such change in payment instructions and shall comply with such instructions promptly upon receipt and shall reasonably cooperate with the Manager or its designee, the Designated Bank, and any payor to give effect to the foregoing.

4.8 Security. Effective only as of the Commencement Date, and to secure the prompt and complete payment and performance of all obligations of the Player under this Agreement arising from and after the Commencement Date, the Player hereby grants to the Company a continuing security interest in and to all of the Player’s right, title, and interest in and to all of the following, in each case whether now existing or hereafter arising: (a) the Brand Amount and the Player’s contractual right to receive the Brand Percentage portion of Brand Income; (b) the Participation Account and any successor accounts, and all funds and other property at any time credited to or held therein; (c) all rights of the Player under, in connection with, or arising out of the direct deposit of Brand Income, the automatic bi-weekly transfer, and the Account Control Agreement; and (d) all proceeds of any of the foregoing (collectively, the “Collateral”). The security interest granted hereby shall attach only upon the Commencement Date, and shall not attach upon payment of only the initial $400,000 installment or any other partial payment of the Guaranteed Portion. The security interest shall continue in full force and effect until all obligations of the Player under this Agreement have been satisfied in full, unless earlier released pursuant to Section 8.3(a). For the avoidance of doubt, full payment of the Guaranteed Portion to the Client, the Player or the Client Payment Designee is a condition precedent to the attachment of the security interest and to the Company’s right to file any UCC-1 financing statement or any amendment or continuation thereof in respect of the Collateral. From and after the Commencement Date, the Player authorizes the Company to file one or more UCC-1 financing statements, and any amendments or continuations, in any jurisdiction deemed necessary by the Company, describing the collateral as “all of the Player’s right, title, and interest in and to all (a) the Brand Amount and the Player’s contractual right to receive the Brand Percentage portion of Brand Income; (b) the Participation Account and any successor accounts, and all funds and other property at any time credited to or held therein; (c) all rights of the Player under, in connection with, or arising out of the direct deposit of Brand Income, the automatic bi-weekly transfer, and the Account Control Agreement; and (d) all proceeds of any of the foregoing, in each case as defined in the Amended and Restated Brand Advisory Agreement among the Company, the Client and the Player, dated as of the Effective Date thereof.” The Company shall not file, or cause to be filed, any UCC-1 financing statement before the Commencement Date. From and after the Commencement Date, the Player further agrees to execute and deliver the Account Control Agreement and such other control agreements, account control acknowledgments, financing statements, perfection certificates, and other documents, and to take such further actions, as the Company may reasonably request to perfect, maintain, and enforce the Company’s security interest in the Collateral. The Collateral secures the Player’s obligation to pay the Brand Amount at the flat ten percent (10%) Brand Percentage, and shall not be subject to any downward adjustment or proportionate contraction based on the amount or timing of the Initial Advisory Payment funded. Upon the effective termination of this Agreement for a Company Payment Default, the Company shall promptly file UCC-3 termination statements with respect to all UCC-1 financing statements then on file, terminate the Account Control Agreement, release the Participation Account from the Company’s security interest, and release and relinquish all right, title, and interest in and to any Brand Income earned after the effective date of termination, the Brand Amount with respect to such future Brand Income, and all claims to future Brand Amounts. Furthermore, in the event of a final, non-appealable judgment in favor of the Company for unpaid Brand Amounts or other amounts due under this Agreement, the Player agrees to cooperate with the Company in any lawful process to collect such judgment, including but not limited to providing information regarding the Player’s employers, payors, and income sources, and not contesting any lawful wage garnishment or similar collection proceedings initiated by the Company in accordance with applicable law. In the event of a payment default by the Player under this Agreement that remains uncured after any applicable notice and cure period, the Company (or the Manager on its behalf) shall have the right to notify any third-party payor of Brand Income (including, without limitation, any team, league, employer, or other entity obligated to pay Brand Income to or for the benefit of the Player) of the Company’s security interest in the Brand Income and to enforce the Account Control Agreement and the payment directions in accordance with their respective terms. If the Company obtains a court order, garnishment order, or similar legal process with respect to the Brand Income, the Company may provide such order to the applicable payor, and the payor shall be authorized and directed to comply with such order, including by remitting directly to the Company any amounts specified therein. The Player shall not take any action to interfere with or prevent any payor’s compliance with such notice or order and shall cooperate in good faith with the Company to facilitate the enforcement of the Company’s rights.

Notwithstanding anything to the contrary in this Section 4.8, the security interest granted hereunder, and the Collateral, shall not extend to, attach to, or otherwise encumber any Excluded Income, any funds held in or credited to the Personal Account, or any other assets, property, income, or rights of the Player that do not constitute the Brand Amount, the Player’s contractual right to receive the Brand Percentage portion of Brand Income, the Participation Account, the rights described in clause (c) above, or the proceeds of any of the foregoing.

In addition, and effective only as of the Commencement Date, the Client hereby grants to the Company a continuing security interest in any Brand Income and Brand Amounts held by, routed through, or received by the Client at any time, and all proceeds thereof, which grant is supplemental to, and does not replace or diminish, the security interest granted by the Player under this Section 4.8. The security interest granted by the Client shall not extend to, attach to, or otherwise encumber any other assets, income, revenues, accounts, or property of the Client.

From and after the Commencement Date, the Company shall not exercise any rights or remedies with respect to the security interest granted hereunder—other than taking such actions as are necessary to create, perfect, continue, or maintain the perfection of such security interest—unless and until a payment default has occurred and remains uncured beyond the thirty (30) day cure period set forth in Section 4.5. This limitation mirrors, and is consistent with, the springing-control arrangement applicable to the Participation Account under Section 4.3(c).

For the avoidance of doubt, any UCC-1 financing statement (and any amendment or continuation thereof) filed by the Company in connection with this Agreement shall describe the Collateral solely by reference to the specific categories set forth in this Section 4.8, and shall not describe the Collateral as “all assets,” “all personal property,” or using any similarly broad or generic description.

The Parties acknowledge and confirm that, because the Guaranteed Portion is guaranteed to be paid in full to the Client, the Player or the Client Payment Designee by the Guaranteed Payment Date, full payment of the Guaranteed Portion is a condition precedent to the attachment of the Brand Percentage, the Player’s obligation to pay the Brand Amount, the Company’s security interest in the Collateral, and the Company’s right to initiate any UCC filing. After the Commencement Date and because the Brand Percentage is a flat ten percent (10%), the security interest and the Collateral secure the Brand Amount at the flat ten percent (10%) Brand Percentage and shall not be subject to any downward adjustment or proportionate contraction based on the amount or timing of the Initial Advisory Payment funded.

5. Reporting and Audit Rights

5.1. Books and Records. The Player and the Client (and, to the extent applicable, their respective Affiliates involved in the receipt of Brand Income) shall maintain complete and accurate books and records of all Brand Income Contracts, Brand Income earned or received, and calculations of Brand Amounts payable to the Company, in accordance with generally accepted accounting principles or other recognized basis reasonably acceptable to the Company. Such records shall include, without limitation, copies of contracts evidencing Brand Income, pay stubs, earning statements, invoices, bank statements showing receipt of Brand Income, and records of any expenses or deductions claimed under the definition of Brand Income. The Player and the Client shall retain all such records at least throughout the Term and for a period of 12 months following the termination or expiration of this Agreement (or such longer period as may be required by law). This recordkeeping obligation does not apply to periods before the Commencement Date. In addition to the foregoing, the Player shall provide to the Company (or authorize the Company or Manager to obtain directly from the applicable payor or Designated Bank) Participation Account statements, deposit confirmations, payor confirmations of receipt and implementation of the direct deposit of Brand Income, and payroll direct deposit records evidencing the routing of Brand Income into the Participation Account. The Company’s audit rights set forth in Section 5.2 shall extend to any Brand Income that bypasses the Participation Account, regardless of the reason therefor.

5.2. Audit Rights. The Company (or the Manager or any designee acting on the Company’s behalf) shall have the right, limited to one (1) time per 12-month period during the Term and limited to one (1) time during the 12 months after the Term (the “Audit Period”), to examine, audit, and copy the relevant books, records, and accounts of the Player, the Client, and their respective Affiliates to verify the accuracy of the payments of the Brand Amount and the Player’s compliance with this Agreement. Any such audit shall be limited to the books, records, and accounts directly related to Brand Income; provided, however, that the Company shall retain the right to audit Brand Income from all sources, including any Brand Income that bypasses or is not deposited into the Participation Account or any other designated payment mechanism. The Company may not audit the same period more than twice, and any audit shall not cover periods earlier than the then-current and two (2) immediately preceding calendar years at the time of audit (except that audits during the Audit Period after termination may cover the entire Term). Any such audit shall be conducted at the Company’s expense, provided that if an audit reveals an underpayment of more than five percent (5%) of the Brand Amount due for the period examined, the Player shall reimburse the Company for the reasonable, documented costs of the audit. If an audit or review reveals that the Player has underpaid the Brand Amount, the Player shall promptly (and in any event within 10 days of notice) pay to the Company the amount of the underpayment plus any applicable interest as set forth in Section 4.5. If an audit reveals the Player overpaid the Brand Amount, the Company shall promptly refund the overpaid amount to the Player (or, at the Player’s election, the Player may credit such overpayment against the next installment(s) of Brand Amount coming due, if any).

5.3. Audit Procedure. The Company shall provide the Player and the Client with at least fourteen (14) days’ advance written notice of its intention to conduct an audit under this Agreement and will reasonably accommodate the Player’s schedule and operations in terms of timing and scope. Any audit shall be conducted by a nationally recognized independent accounting firm or another firm reasonably acceptable to the Player and the Client, during normal business hours at the location(s) where the relevant records are maintained, and in such a manner as not to unreasonably interfere with the Player’s or the Client’s business. The Player or the Client may require the auditor to sign a reasonable non-disclosure agreement if the auditor is not already under a duty of confidentiality to the Company or Manager. The Parties shall direct any third-party payors (such as teams or leagues) to cooperate with requests to provide confirmation of payments made to the Player as needed for the audit.

5.4. Confidentiality of Audit Findings. All information reviewed or obtained by the Company or its auditors during any audit shall be deemed Confidential Information of the Player and the Client, and the Company shall not use or disclose such information for any purpose other than verification of compliance with this Agreement and enforcement of the Company’s rights. The Parties shall, however, be entitled to use the results of any audit in any dispute resolution or legal proceedings concerning this Agreement, subject to appropriate protective orders or confidentiality arrangements.

6. Restrictions and Negative Covenants

6.1. No Circumvention. The Player shall not take any action for the purpose of defeating, reducing, or delaying the Company’s right to receive the Brand Amount. Without limiting the generality of the foregoing, the Player shall not intentionally defer, decline, delay, or otherwise structure any Brand Income, or divert any revenue that would otherwise constitute Brand Income into forms or channels that would constitute Excluded Income or would be paid to a third party (except for legitimate payments to Affiliates or agents as permitted herein), with the primary intent of preventing the Company from receiving the Brand Amount in full. The Player also shall not form or use any corporation, partnership, trust, or other entity or contractual arrangement to hide or shield Brand Income from the Company. Any entity through which the Player earns Brand Income (e.g., if the Player forms a personal services company to receive income) shall be deemed an Affiliate of the Player and the Player shall cause such entity to comply with the Player’s obligations under this Agreement, including payment of Brand Amount and cooperation with audits. For the avoidance of doubt, the Client is such an entity and is deemed an Affiliate of the Player for purposes of this Agreement, the Player shall cause the Client to comply with the Player’s obligations under this Agreement, and the designation of the Client as a party to this Agreement shall not operate to shield, reduce, defer, or otherwise limit any Brand Income that would otherwise be subject to this Agreement.

6.2. Limits on Publicity and Fundraising. Neither the Player nor the Client shall use the Company’s or the Manager’s name or trademarks, or refer to this Agreement, in any press release or public statement except as permitted under Section 11.4 or with the Company’s prior written consent. Further, each of the Player and the Client agrees not to promote, market, or solicit investments in any securities of the Company, Agentiq Sports 1 Series LLC, or any other Company thereof, or other securities offering related to this Agreement, unless specifically requested or approved in writing by the Company or Manager. Unsolicited inquiries the Player or the Client receives from potential investors or media regarding the Company shall be referred to the Manager.

6.3. Secondary Trading Launch; Automatic Opt-In; Promotional Support. The Company (acting through the Manager) or an affiliate may operate or make available an alternative trading system (the “ATS”) on which the Company’s membership interests may be traded in secondary transactions, subject to applicable law and platform rules. Upon written notice from the Company (acting through the Manager) that secondary trading functionality for the trading of the Company’s membership interests has launched on the ATS (the “Secondary Trading Launch”), the Company’s membership interests, if eligible, will be automatically enabled for secondary trading under applicable platform rules and this Agreement. The Company shall retain the irrevocable right to enable the Company’s membership interests for secondary trading on the ATS. For the avoidance of doubt, such automatic opt-in applies only to the Company’s membership interests and does not create any new obligation for the Player, and the Player shall have no obligation to participate in or promote secondary trading on the ATS absent a separate written agreement. The Parties acknowledge that the Secondary Trading Launch may, in the future, enable the Player to repurchase membership interests in the Company, which shall give him an indirect interest in the Company’s rights to receive and be paid the Brand Percentage. Following the Secondary Trading Launch, any promotional activities by the Player related to the ATS will be documented in a separate agreement or statement of work between the Company and the Player, which will set the specific deliverables, timing, and fees. Such activities will be limited to platform-level awareness and user education, subject to Company guidance and approval, and must comply with applicable law (including broker-dealer/finder restrictions) and clear, conspicuous influencer endorsement disclosures. No compensation will be tied to securities transactions, trading volume, proceeds, or other success-based or transaction-based metrics.

6.4 Compliance with Laws and League Rules. The Player shall use his reasonable efforts to perform his obligations under this Agreement, and shall pursue the Principal Business, in compliance with all applicable laws, regulations, and (if applicable) the rules and policies of any professional league or governing body relevant to the Player. To the extent any provision of this Agreement is deemed to violate a mandatory rule or non-waivable regulation of a league or governing body, the Parties will cooperate in good faith to modify this Agreement as minimally as necessary to comply with such requirement while preserving the Parties’ economic intentions.

6.5. Player Not Issuer, Seller, or Solicitor; No Securities Activities. The Parties acknowledge and agree that neither the Player nor the Client is, or shall be deemed to be, the issuer, promoter, seller, underwriter, placement agent, broker, dealer, finder, or solicitor of any securities in connection with the Series Offering, the ATS, or any other offering of membership interests in the Company, the Master LLC, or any series thereof. The securities offered in the Series Offering are membership interests issued by the Company, and the Series Offering is conducted by the Company through the Manager and its offering partners, including the registered broker-dealer, the transfer agent, and the offering platform engaged by the Company for such purpose. The Company shall not require the Player or the Client to engage in any activity constituting the offer, sale, or solicitation of securities without the prior written consent of the Player or the Client, as applicable, and a separate written agreement compliant with applicable securities laws. Nothing in this Agreement shall be construed to require the Player or the Client to participate in, promote, or make any statement in connection with any securities offering.

7. Representations and Warranties

7.1. Authority and Capacity. Each Party represents and warrants that it has the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder. The individual signing this Agreement on behalf of the Company (through the Manager) is duly authorized to do so. If the Player is an individual, the Player is of legal age and capacity to contract in his/her jurisdiction of residence. If the Player has any legal guardian or other person with legal authority over the Player’s affairs (e.g., due to minor status or incapacity), such guardian has approved and co-signed this Agreement (or a separate consent) to validate the Player’s entry into this Agreement. The Client represents and warrants that it is a limited liability company duly formed, validly existing, and in good standing under the laws of Florida, that the execution, delivery, and performance of this Agreement by the Client have been duly authorized by all necessary limited liability company action, and that the individual signing this Agreement on behalf of the Client is duly authorized to do so.

7.2. Independent Advice. The Player represents as follows: I fully understand the terms and conditions of the Agreement, and I have had the opportunity to be represented by an attorney, tax advisor and other professional representatives of my choosing in the review, negotiation and execution of the Agreement and performance of my obligations hereunder. The Client likewise represents that it fully understands the terms and conditions of the Agreement and that it has had the opportunity to be represented by an attorney, tax advisor and other professional representatives of its choosing in the review, negotiation and execution of the Agreement and performance of its obligations hereunder.

7.3 Binding Obligation. This Agreement constitutes a valid and binding obligation of each Party, enforceable against such Party in accordance with its terms, except as enforcement may be limited by bankruptcy or similar laws and general principles of equity. Each Party acknowledges that it had the opportunity to obtain independent legal advice with respect to this Agreement and that it has entered into this Agreement voluntarily, and each Party agrees not to challenge the validity or enforceability of this Agreement, except on the grounds of fraud in the inducement.

7.4. No Conflicts. The execution, delivery, and performance of this Agreement by the Parties does not and will not: (a) violate, conflict with, or result in a breach of any agreement, contract, or obligation to which such Party is a party or by which it is bound; or (b) require any consent, approval, or notice to any third party (except as has been obtained or provided). The Player specifically represents that he/she is not subject to any agreement or court order (including any with a sports team, league, sponsor, or prior financial partner) that would prohibit or materially impair the Player’s ability to perform this Agreement or to pay the Brand Amount to the Company as required.

7.5. Litigation and Compliance. The Player represents that there are no existing or, to the Player’s knowledge, threatened actions, suits, or proceedings at law or in equity before any court, tribunal, governmental authority or arbitrator that could reasonably be expected to adversely affect the Player’s ability to perform its obligations under this Agreement. The Player further represents that he/she is not in material violation of any law, regulation, or order applicable to the Player that would impact the Player’s performance or the benefits intended to be conferred on the Company hereunder. The Client further represents that there are no existing or, to the Client’s knowledge, threatened actions, suits, or proceedings at law or in equity before any court, tribunal, governmental authority or arbitrator that could reasonably be expected to adversely affect the Client’s ability to perform its obligations under this Agreement.

7.6. Accuracy of Information. The Player confirms that all information provided by the Player to the Company or Manager regarding the Player’s personal and professional background, current contract(s), compensation, and other facts relevant to this Agreement (including any personal information schedule or disclosure provided as of the Effective Date) is true, correct, and complete in all material respects. The Player will promptly notify the Company of any material changes to such information. The Client likewise confirms that all information provided by the Client to the Company or Manager in connection with this Agreement is true, correct, and complete in all material respects, and the Client will promptly notify the Company of any material changes to such information.

7.7. Brokerage. Each Party represents that it has not engaged or used any broker or finder in connection with the negotiation or execution of this Agreement, and no person or entity is or will be entitled to any brokerage commission, finder’s fee, or similar compensation in connection herewith by reason of any action of that Party. The Player shall be solely responsible for any commission or fee owed to any agent or representative engaged by the Player in connection with this Agreement or the transactions contemplated (including any commission to an agent who assisted the Player in negotiating this Agreement).

7.8. No Prior Income Assignments, Liens, or Security Interests. The Player represents and warrants that, except as disclosed to the Company in writing, the Player has not previously assigned, pledged, granted, or otherwise conveyed any security interest, lien, or other encumbrance in or to any portion of the Player’s Brand Income, future earnings from the Principal Business, or any rights or proceeds relating thereto to any third party. The Player further represents that no person or entity other than the Company has any right, claim, or interest in the Brand Income that would conflict with the rights granted to the Company under this Agreement.

7.9. Intellectual Property. The Player represents that the use of the Client Persona and any other intellectual property provided by the Player for the Company’s use (for example, photographs, logos, or content the Player supplies for marketing) will not infringe or violate the rights of any third party, including any copyright, trademark, privacy, publicity, or contractual rights of others. Use in one instance by the Company shall not be deemed approval in any other form or use.

7.10. Company Representations. The Company represents and warrants that: (a) it is validly formed and in good standing under the laws of Delaware as a designated series of Agentiq Sports 1 Series LLC; (b) the Manager has all necessary authority from Agentiq Sports 1 Series LLC and under the Company’s governing documents to enter into this Agreement on the Company’s behalf and to perform the obligations herein on behalf of the Company; (c) the execution and performance of this Agreement by the Company has been duly authorized by all necessary company action; and (d) the Company’s provision of Advisory Services to the Player will be performed in a professional and workmanlike manner by individuals or entities appropriately skilled and experienced in such services.

7.11. No Investment Advice. The Company and the Manager are not providing, and have not provided, the Player or the Client with any legal, tax, or investment advice regarding this Agreement. Each of the Player and the Client acknowledges that it has been advised and encouraged to seek independent advice as to the legal and tax implications of this arrangement. The Company makes no representation regarding the tax treatment of the Initial Advisory Payment or the Brand Amount payments as to the Player or the Client.

7.12. No Conflicting Account or Deposit Arrangements. The Player represents and warrants that, as of the Effective Date, the Player has not granted, executed, or delivered any deposit instructions, payment direction, lien, assignment, account control right, or other arrangement with respect to any payor of Brand Income or any deposit account that would conflict with, impair, or prevent the establishment, maintenance, or operation of the Participation Account, the direct deposit of Brand Income, the automatic bi-weekly transfer, or the Account Control Agreement, in each case as contemplated by Section 4.3.

8. Term and Termination

8.1. Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and, unless earlier terminated as provided herein, shall continue until the earlier of: (a) the date that is two years after the Player’s official retirement or permanent cessation from actively engaging in the Principal Business (the period beginning on such retirement or cessation and ending on such date, the “Termination Tolling Period”); provided, however, that if the Player resumes actively engaging in the Principal Business at any time during the Termination Tolling Period, this Agreement shall not terminate pursuant to this clause (a) and shall remain in full force and effect; and (b) the 25th anniversary of the Effective Date. The Term may also be terminated earlier by mutual written agreement of the Parties or as otherwise provided below.

8.2. Survival. Subject to the termination-and-release remedy in Section 8.3(a) for a Company Payment Default, notwithstanding the end of the Term by expiration or early termination, the rights and obligations of the Parties with respect to any Brand Income earned by the Player during the Term (even if paid after the Term) shall survive and remain enforceable until fully satisfied. In addition, any provisions of this Agreement that by their nature are intended to survive, including but not limited to, Sections 4, 9.4, 10, 13, 8.4 and 8.8(b), shall survive termination; provided, however, that the survival of Sections 4, 8.4 and 8.8(b) shall be subject to the release provisions of Section 8.3(a) (if this Agreement is terminated for a Company Payment Default), Section 8.10 (if the Target Return has been achieved upon a Voluntary Retirement) and Section 8.9 (if the Player or the Client exercises the Buyout Right and pays the Buyout Price in full).

8.3. Early Termination.

(a) Company Payment Default. The Company’s obligation to pay the full Guaranteed Portion of $2,400,000 to the Client, the Player or the Client Payment Designee by the Guaranteed Payment Date is absolute, unconditional, and guaranteed, and is not conditioned upon the qualification, commencement, or closing of the Series Offering. A “Company Payment Default” means the failure by the Company to pay any portion of the Guaranteed Portion (including the initial $400,000 installment or the $2,000,000 remaining balance) to the Client, the Player or the Client Payment Designee on or before the date such amount is due under Section 4.1, subject to written notice from the Player or the Client and the Company’s thirty (30) day cure period set forth below. For the avoidance of doubt, the failure of the Company to pay all or any portion of the Incremental Portion shall not constitute a Company Payment Default and shall not give rise to any notice, cure period, right of termination, claim for damages, action for specific performance, or any other remedy at law or in equity. Upon a Company Payment Default that is not cured by payment in full of all overdue portions of the Guaranteed Portion to the Client, the Player or the Client Payment Designee, the Player and the Client shall be entitled to the sole operative consequence set forth in Section 8.3(a)(i) (Termination and Release).

(i) Termination and Release. If the Company fails to pay in full all overdue portions of the Guaranteed Portion to the Client, the Player or the Client Payment Designee within thirty (30) days after the Player or the Client gives written notice of a Company Payment Default, the Player or the Client may terminate this Agreement by written notice to the Company, WITHOUT any obligation to repay to the Company any portion of the Initial Advisory Payment or other amounts already received by the Client, the Player or the Client Payment Designee. Upon such termination: (i) the Company shall promptly file UCC-3 termination statements with respect to any UCC-1 financing statements then on file; (ii) the Account Control Agreement shall terminate and the Participation Account shall be released from the Company’s security interest; (iii) the Company shall release and relinquish all right, title, and interest in and to any Brand Income earned after the effective date of termination, the Brand Amount with respect to such future Brand Income, and all claims to future Brand Amounts; and (iv) each Party shall be released from all further obligations under this Agreement except the obligations expressly set forth in this Section 8.3(a)(i) and those provisions that expressly survive termination pursuant to Section 8.2, subject in each case to the release set forth in this Section 8.3(a)(i). The termination, release, and retention-of-payments remedy set forth in this Section 8.3(a)(i) shall be the single operative consequence of an uncured Company Payment Default, without limiting any Party’s right to enforce this Section 8.3(a)(i) or any arbitral award issued with respect thereto. Any Dispute arising under this Section 8.3(a) shall be resolved by arbitration under Section 13, and the state and federal courts located in Delaware shall be the exclusive forum for any court proceedings permitted under Sections 13 and 14.7.

(b) Breach of this Agreement. Except with respect to a Company Payment Default, which shall be governed exclusively by Section 8.3(a), if any Party materially breaches this Agreement, the non-breaching Party may give written notice to the breaching Party describing the breach in reasonable detail. The breaching Party shall have 30 days (or 10 days, in the case of a Player payment default, a Collection Failure, or a breach of Section 6.1) from receipt of such notice to cure the breach to the reasonable satisfaction of the non-breaching Party. If the breaching Party fails to cure within the cure period, the non-breaching Party may terminate this Agreement immediately by providing written notice of termination to the breaching Party. Termination of the Agreement for breach shall be without prejudice to any other rights or remedies the non-breaching Party may have, including the right to seek damages or specific performance. If the Company is the non-breaching Party and terminates due to the Player’s breach, (without limiting any other remedy) the Company shall be entitled to seek and recover the Brand Amount on any Brand Income earned by the Player through the date of termination and any additional equitable relief necessary to put the Company in the position it would have been had the Player performed its obligations.

(c) Collection Failures and Diversion. Without limiting Section 8.3(b), from and after the Commencement Date, each of the following shall constitute a material breach of this Agreement by the Player: (i) any Collection Failure that is not cured within seven (7) business days after written notice from the Company; (ii) any revocation, modification, or repudiation of the direct deposit of Brand Income or the automatic bi-weekly transfer in contravention of Section 4.3(f); (iii) any refusal or failure by the Player to execute, deliver, or maintain the Account Control Agreement; and (iv) any intentional diversion, redirection, or instruction to redirect Brand Income away from the Participation Account, which clause (iv) shall be deemed an immediate material breach with no cure period and shall entitle the Company to exercise all remedies under this Agreement, including termination, recovery of unpaid Brand Amounts, and equitable relief.

8.4. Clawback on Voluntary Early Exit. The Player acknowledges that the Company is entering into this Agreement and paying the Initial Advisory Payment (whether in one or more installments) to the Client, the Player or the Client Payment Designee with the expectation of sharing in the Player’s future Brand Income over a multi-year period. Accordingly, if the Player voluntarily ceases to engage in the Principal Business prior to the fifth (5th) anniversary of the Commencement Date (such five-year period, the “Clawback Period,” and the date of such cessation, the “Trigger Date”), for any reason other than Good Reason (as defined below), the Player shall pay to the Company the Clawback Repayment Amount determined under this Section 8.4. The “Clawback Repayment Amount” means the amount necessary, measured as of the Trigger Date, to cause the Company to have realized a Series IRR (as defined in Section 8.10) of ten percent (10%) per annum on the aggregate Initial Advisory Payment actually paid to the Client, the Player or the Client Payment Designee, calculated in accordance with the Series IRR methodology set forth in Section 8.10(b). Such payment shall be due in full within thirty (30) days after the Trigger Date. Notwithstanding the foregoing, the Clawback Repayment Amount shall be reduced by twenty-five percent (25%) for each full year of the Player’s participation in the Principal Business following the Commencement Date and occurring during the Clawback Period, such that the Clawback Repayment Amount shall be reduced to $0 upon the Player’s completion of the fourth (4th) full year of such participation (i.e., during the fifth year of the Clawback Period) and at all times thereafter. For the avoidance of doubt, because the Clawback Repayment Amount is measured as the amount required to achieve a ten percent (10%) Series IRR as of the Trigger Date, no amount shall be payable under this Section 8.4 if, as of the Trigger Date, the Company has already realized a Series IRR equal to or greater than ten percent (10%) per annum. The Parties agree that this payment obligation is a reasonable estimate of a portion of the damages the Company would incur from the loss of anticipated Brand Income, and is not a penalty. If the Player resumes active participation in the Principal Business during the Termination Tolling Period described in Section 8.1(a), any clawback payment obligation under this Section 8.4 shall be suspended and, upon such resumption, shall be deemed never to have arisen. Notwithstanding anything to the contrary in this Section 8.4, no Clawback Repayment Amount shall be owed if (x) the Player’s early cessation of the Principal Business is for Good Reason; (y) the Player or the Client exercises the Buyout Right under Section 8.9 and pays the Buyout Price in full prior to or concurrently with such cessation; or (z) the Player qualifies for release of the Continuing Payment Obligations under Section 8.10. In the event of any conflict between this Section 8.4 and Sections 8.9 or 8.10, Sections 8.9 and 8.10 shall control.

8.5. Definition of Good Reason. “Good Reason” for the Player’s voluntary early cessation of the Principal Business (e.g., retirement from professional athletics) shall exist only if the Player’s exit is due to a documented injury, illness, or medical condition (a “Major Injury”) that either renders the Player physically or mentally unable to continue performing in the Principal Business or which, if the Player were to continue, would pose a substantial risk of harm to the Player’s physical or mental health beyond the ordinary risks of the profession. For the avoidance of doubt, a documented mental-health condition shall constitute a Major Injury and Good Reason if it is certified by a licensed mental-health professional, subject to the same independent verification process set forth below for medical determinations. The existence of Good Reason shall be determined in good faith by the Parties. In the event of a disagreement as to whether a Major Injury constitutes Good Reason, the Parties shall submit the matter for determination by a qualified independent physician or, in the case of a mental-health condition, a qualified independent licensed mental-health professional: the Parties shall jointly select a physician or professional with relevant expertise, or if they cannot agree, each Party shall select one and those two shall jointly select a third with relevant expertise to make a final and binding determination. The Player shall be responsible for any costs of obtaining medical or mental-health evaluations, and the Parties shall share equally any fees of an independent deciding physician or professional. “Good Reason” shall also include failure of a Major League team to offer Player a Major League Baseball contract. Nothing herein obligates Player to play overseas.

8.6. Effect of Death or Incapacity. If the Player dies or becomes permanently and totally disabled during the Term, such that the Player can no longer continue in the Principal Business, the Term shall be deemed to end as of the date of death or determination of permanent disability. In the case of death, the Player’s estate shall be obligated to pay any Brand Amounts due for Brand Income earned up to the date of death (e.g., any salary or bonus earned prior to death but paid after death), but no further Brand Amount shall accrue after death except to the extent payments contractually earned prior to death are made posthumously. In the case of permanent disability or death, the clawback provisions of Section 8.4 shall not apply. Except as provided in Section 8.4, in no event shall the Player, the Player’s legal representative or the Player’s estate, as the case may be, be obligated or otherwise required to return to the Company the Initial Advisory Payment, or any portion thereof, whether paid to the Client, the Player or the Client Payment Designee.

8.7. Mutual Termination. The Parties may at any time mutually agree in writing to terminate this Agreement on an agreed date. In such event, they will also set forth in the termination agreement the handling of any future Brand Income or outstanding obligations. Unless otherwise agreed, if the Agreement is terminated by mutual agreement, the Company will only be entitled to the Brand Amount from Brand Income earned by the Player up to the date of termination, and the Player will have no further obligation to pay Brand Amount on income earned after termination (and no clawback would apply unless expressly agreed as part of the termination provisions). Any mutual termination agreement must be signed by each of the Client, the Player and the Manager on behalf of the Company.

8.8 Resumption of Principal Business Before or After Termination.

(a) Resumption within Termination Tolling Period. If the Player resumes active participation in the Principal Business at any time during the Termination Tolling Period: (i) this Agreement shall be deemed not to have terminated pursuant to Section 8.1(a) and shall automatically continue in full force and effect from and after the date of such resumption; and (ii) all payment systems, methods, schedules, and obligations agreed upon under this Agreement-including, without limitation, the Brand Percentage and all related payment, reporting, withholding, and audit obligations-shall be reinstated as of the date of such resumption and shall apply to Brand Income earned on and after such date.

(b) Resumption after Termination Tolling Period. If the Player resumes active participation in the Principal Business after the end of the Termination Tolling Period and, as a result, this Agreement has terminated pursuant to Section 8.1(a), the Player shall, from and after such resumption, pay the Brand Percentage with respect to the Player’s Brand Income to a trust to be established for such purpose (the “Revenue Share Trust”). The Manager shall serve as the sole trustee of the Revenue Share Trust, and the former members of the applicable series shall be the beneficiaries thereof. Disbursements from the Revenue Share Trust, net of any trust operating costs and expenses, if any, shall be made on the same terms, timing, methodology, and waterfall as provided in this Agreement for Brand Percentage payments. The Player shall cooperate in good faith and execute all documents and take all actions reasonably necessary or desirable to establish the Revenue Share Trust and to effect the payment of the Brand Percentage to the Revenue Share Trust (including, where applicable, directing counterparties and payors of Brand Income to remit the Brand Percentage directly to the Revenue Share Trust).

(c) No additional consideration. For the avoidance of doubt, no additional Initial Advisory Payment or other consideration shall be due to the Player upon any continuation or reinstatement under Section 8.8(a) or upon payments to the Revenue Share Trust under Section 8.8(b). The Initial Advisory Payment actually paid to the Client, the Player or the Client Payment Designee shall be deemed full and adequate consideration for the entire Term and for the payment obligations described in this Section 8.8.

(d) Notice. The Player shall provide written notice to the Company of any intention or plan to resume participation in the Principal Business and, in any event, shall notify the Company in writing no later than ten (10) business days after any such resumption. Failure to provide such notice within the required timeframe shall constitute a material breach of this Agreement, entitling the Company to all remedies available under Section 8.3, including, without limitation, equitable relief and the right to enforce the obligations set forth in this Section 8.8.

8.9 Buyout Right. At any time following the Commencement Date and during the remainder of the Term, the Client and/or the Player shall have the right, exercisable upon not less than thirty (30) days’ prior written notice to the Company (a “Buyout Notice”), to buy out the Company’s right to receive the Brand Amount and to terminate the Player’s Continuing Payment Obligations (as defined below), by paying to the Company a lump-sum amount (the “Buyout Price”). Neither the Buyout Right nor the Buyout Price shall step down, decline, or be reduced by reason of the passage of time or the Player’s continued participation in the Principal Business. As used in this Agreement, “Continuing Payment Obligations” means the obligation to pay the Brand Amount and any obligation to make payments to the Revenue Share Trust under Section 8.8(b). For purposes of this Section 8.9, the Buyout Price means, as of the date of the Buyout Notice, the greatest of: (i) the present value of the projected remaining Brand Amount payments through the end of the Term, as calculated by the Company in accordance with its internal calculations and methodology, which calculation shall be controlling absent manifest error; (ii) the amount necessary, as of the date of payment of the Buyout Price, to yield the Company a Series IRR (as defined in Section 8.10) of ten percent (10%) per annum on the aggregate Initial Advisory Payment actually paid to the Client, the Player or the Client Payment Designee; and (iii) the aggregate Initial Advisory Payment actually funded by the Company to the Client, the Player or the Client Payment Designee, less Brand Amounts actually paid to the Company. The Company shall, within fifteen (15) days following receipt of a Buyout Notice, provide the Player and the Client with a calculation of the Buyout Price, which calculation shall be controlling absent manifest error. For the avoidance of doubt, the amount described in clause (ii) is intended as a minimum floor and shall not be construed as a cap on the Buyout Price, and the Player shall have no right to elect the lower of the amounts used to determine the Buyout Price. Upon the Company’s receipt of the Buyout Price in full, the Continuing Payment Obligations shall terminate and the Player shall be fully and finally released therefrom, and the clawback provisions of Section 8.4 shall not apply to any cessation of the Principal Business occurring after such payment; provided that the Player shall remain obligated to pay all Brand Amounts that accrued, or that relate to Brand Income earned, on or prior to the effective date of such buyout (whether or not then due), which amounts shall be paid as and when otherwise required under this Agreement. For the avoidance of doubt, exercise of the Buyout Right under this Section 8.9 shall supersede and preempt any clawback obligation that would otherwise arise under Section 8.4.

8.10 Termination of Continuing Payment Obligations Upon Voluntary Retirement. Notwithstanding anything to the contrary in this Section 8 (including Section 8.4), upon the Player’s Voluntary Retirement, and provided that the Company has achieved the Target Return as of the effective date of such Voluntary Retirement, the Continuing Payment Obligations shall terminate effective as of the date of such Voluntary Retirement, and the Player shall thereafter be fully and finally released from the Continuing Payment Obligations, the clawback provisions of Section 8.4, and the survival and resumption provisions of Sections 8.1, 8.2, and 8.8; provided that the Player shall remain obligated to pay all Brand Amounts that accrued, or that relate to Brand Income earned, on or prior to the effective date of such Voluntary Retirement (whether or not then due), which amounts shall be paid as and when otherwise required under this Agreement. If the Company has not achieved the Target Return as of the effective date of a Voluntary Retirement, no termination or release shall occur under this Section 8.10, and the Brand Amount and all other obligations of the Player (including the clawback obligation under Section 8.4, if applicable) shall continue in accordance with this Agreement until satisfied in accordance with their terms or until expiration of the Term. For purposes of this Section 8.10: (a) “Voluntary Retirement” means the Player’s bona fide and permanent cessation of active engagement in the Principal Business, with no intention to resume such participation, that is voluntary on the part of the Player and does not result from Good Reason (which, for the avoidance of doubt, includes cessation due to a Major Injury as described in Section 8.5), death, or permanent and total disability, or a Major League Team non tender of a contract; (b) “Series IRR” means, as of any date of determination, the annual internal rate of return realized by the Company on the aggregate Initial Advisory Payment actually paid to the Client, the Player or the Client Payment Designee, calculated by treating each portion of the Initial Advisory Payment as a cash outflow on the date it was paid to the Client, the Player or the Client Payment Designee and each Brand Amount and other amount actually received by the Company from or on behalf of the Player (excluding any late fees and interest under Section 4.5) as a cash inflow on the date received, computed using the XIRR function (or an equivalent standard annualized internal-rate-of-return methodology); and (c) “Target Return” means a Series IRR equal to or greater than ten percent (10%) per annum. The Player shall provide the Company with not less than thirty (30) days’ prior written notice of any intended Voluntary Retirement, specifying the anticipated effective date thereof (a “Retirement Notice”). The Company shall, within fifteen (15) days following receipt of a Retirement Notice, provide the Player with a reasonably detailed calculation of the Series IRR as of the anticipated effective date of such Voluntary Retirement, which calculation shall be controlling absent manifest error. If the Player disputes the Company’s calculation, the Parties shall attempt in good faith to resolve such dispute within fifteen (15) days, and if unable to do so, any Party may submit the dispute to binding arbitration in accordance with Section 13. If the Player resumes active participation in the Principal Business following any such cessation, such cessation shall be deemed retroactively not to have constituted a Voluntary Retirement, any termination or release under this Section 8.10 shall be void ab initio, and the Continuing Payment Obligations (including, for the avoidance of doubt, the clawback provisions of Section 8.4) shall be reinstated in full effective as of the date of such resumption. Player receives a credit against any future post-reinstatement payments for advanced Target Return paid.

9. Additional Covenants of Player

9.1 Professional Conduct. The Player shall use good-faith efforts to maintain an active career in the Principal Business during the Term, subject to the Player’s personal and professional circumstances. While this Agreement does not impose a duty on the Player to achieve any specific performance milestones, the Player agrees not to intentionally take actions that would foreseeably and materially diminish the Player’s ability to generate Brand Income (except as might be reasonable for health or family considerations). The Player agrees to abide by all material contractual obligations the Player has in the Principal Business (e.g., the terms of any team or league contracts) and to conduct himself in a manner consistent with professional standards, to the extent that a failure to do so could cause a material decrease in Brand Income (for example, the Player will not willfully incur a suspension or ban from the Principal Business without good cause). This Section does not grant the Company any control or decision-making power over the Player’s career decisions, personal behavior, or professional training but rather expresses the expectation that the Player will act in good faith not to deliberately undermine the value of the revenue sharing arrangement.

9.2. Further Assurances. From and after the Commencement Date, the Player and the Client shall each execute and deliver such additional documents, and take such further actions, as may be reasonably requested by the Company or Manager to carry out the purpose and intent of this Agreement. This includes, without limitation, executing any certifications or notices needed for the Company to perfect its contractual rights to receive the Brand Amount (such as separate irrevocable payment instruction letters to third-party payors, or UCC financing statements if applicable to establish a security interest to secure payment, in each case subject to Section 4.8). The Player and the Client shall also cooperate with the Company in good faith to adjust the mechanism of payment, or to modify this Agreement, if required by changes in law or regulation (including league rules or collective bargaining outcomes) in order to give effect to the original intent of the Parties in a lawful manner.

9.3. Spousal Consent. If the Player is married or subsequently marries during the Term, the Player shall use best efforts to obtain his/her spouse’s signature on a spousal consent or acknowledgement in a form reasonably requested by the Company. Such consent will acknowledge the spouse’s awareness of this Agreement (including the security interest in the Collateral and the limited power of attorney granted to the Company, acting through the Manager, under Section 4.8) and, to the extent applicable under state marital or community property laws, will confirm that the spouse waives or releases any claim that this Agreement (including such security interest and limited power of attorney) is not fully enforceable against the Player’s share of marital property or community income. If the Player’s spouse declines to sign a consent, the Player shall promptly notify the Company and discuss in good faith whether alternate arrangements (such as additional security or escrow of funds) are necessary to protect the Company’s interests.

9.4. Confidentiality of Company Information. Each of the Player and the Client recognizes that, through interaction with the Company and Manager, it may receive or have access to non-public information regarding the Company’s business, financing, investors, and plans. Each of the Player and the Client agrees to hold in confidence any confidential or proprietary information of the Company or Manager provided to it and not to disclose it to any third party (except its advisors who are under duties of confidentiality) without the Company’s consent, except as required by law. Nothing herein limits the Player’s ability to disclose information about his/her own financial arrangements as needed for personal business or tax reasons, so long as the Player takes reasonable steps to ensure any third-party recipients (e.g., financial advisors, accountants) also keep such information confidential.

9.5. Disclosure of Material Events.

(a) The Player shall promptly notify the Company in writing of the occurrence of any Material Event (as defined below) during the Term of this Agreement and for a period of twelve (12) months thereafter, to the extent such Material Event relates to or could reasonably be expected to affect the Player’s performance under this Agreement, the Player’s reputation, or the value of the Company’s rights hereunder.

(b) For purposes of this Agreement, a “Material Event” includes, but is not limited to, the following:

(i) The commencement, threatened commencement, or written notice of any litigation, arbitration, or other legal proceeding involving the Player, whether as a plaintiff, defendant, or witness, that alleges or could reasonably be expected to allege claims of fraud, breach of contract, violation of law, or any other matter that could materially impact the Player’s ability to perform under this Agreement or the Player’s reputation;

(ii) Any actual or alleged breach by the Player of any material contract, including but not limited to employment, endorsement, sponsorship, or agency agreements, or any contract relevant to the Player’s participation in the Principal Business;

(iii) Any written or formal allegation, investigation, or charge by a league, governing body, regulatory authority, or law enforcement agency regarding unlawful activity, rule violations, or misconduct by the Player, including but not limited to allegations of doping, match-fixing, gambling, or other conduct that could result in suspension, fines, or disciplinary action;

(iv) The imposition of any fine, suspension, ban, or other disciplinary measure by any league, team, governing body, or regulatory authority in connection with the Player’s professional activities;

(v) Any public or media allegation of misconduct, unethical behavior, or other conduct that could reasonably be expected to materially harm the Player’s reputation or the value of the Company’s rights under this Agreement;

(vi) Any event or circumstance that results in or could reasonably be expected to result in a material adverse effect on the Player’s ability to generate Brand Income, including but not limited to injury, illness, or loss of eligibility to participate in the Principal Business (other than as already covered by Section 8.6).

(c) The Player shall provide written notice to the Manager of any Material Event as soon as practicable, and in any event within ten (10) business days after the Player becomes aware of such Material Event. The notice shall include reasonable details regarding the nature of the event, the parties involved, the potential or actual consequences, and any steps being taken to address or resolve the matter.

(d) The Player shall keep the Company reasonably informed of any material developments or changes relating to any disclosed Material Event, including the resolution or settlement of any such matter.

(e) The Company agrees to treat all information disclosed pursuant to this Section as Confidential Information, subject to the confidentiality provisions of this Agreement, except to the extent disclosure is required by law, regulation, or as necessary to protect the Company’s interests or enforce its rights under this Agreement.

(f) The failure by the Player to timely disclose a Material Event as required by this Section shall constitute a material breach of this Agreement, entitling the Company to exercise its rights and remedies as set forth herein, including but not limited to the right to terminate the Agreement for cause pursuant to Section 8.3.

9.6 No Grant of Security Interests. During the Term of this Agreement, neither the Player nor the Client shall, without the prior written consent of the Company, grant, assign, pledge, or otherwise convey any security interest, lien, or other encumbrance in or to any portion of the Brand Income or any rights or proceeds relating thereto to any third party. Any attempt to do so shall be null and void and shall constitute a material breach of this Agreement.

9.7 No Diversion of Brand Income. From and after the Commencement Date and during the Term, the Player shall not (a) divert, redirect, or cause to be diverted or redirected any Brand Income away from the Participation Account, (b) instruct, request, or permit any payor to disregard, modify, or fail to honor any direct deposit of Brand Income or payment direction, or (c) take any other action intended or reasonably likely to cause Brand Income to be paid other than directly into the Participation Account, except in each case as expressly permitted under Section 4.3(g) or Section 4.3(j). Any breach of this Section 9.7 shall constitute a material breach of this Agreement.

9.8 Maintenance of Collection Mechanism. From and after the Commencement Date and during the Term, the Player shall: (a) designate and direct one hundred percent (100%) of the Player’s Brand Income to be deposited directly into the Participation Account established under the Account Control Agreement; (b) open and maintain the Participation Account at a bank or financial institution that is willing to execute the Account Control Agreement and is otherwise reasonably acceptable to the Company; (c) establish and maintain an automatic bi-weekly transfer of the Brand Amount from the Participation Account to the Company Account; and (d) not cancel, revoke, reduce, suspend, or modify any such direct deposit designation or automatic transfer, or close or replace the Participation Account, without the Company’s prior written consent. Any unauthorized cancellation, revocation, reduction, suspension, or modification of any of the foregoing shall constitute a Collection Failure and a material breach of this Agreement, entitling the Company to all remedies available under this Agreement, including under Sections 4.5 and 8.3.

10. Indemnification

10.1. Indemnification by Client and Player. The Player and the Client shall, jointly and severally, indemnify, defend, and hold harmless the Company, the Manager, and their respective affiliates, and each of their officers, directors, employees, and agents (collectively, the “Company Parties”), from and against any and all losses, liabilities, damages, costs, or expenses (including reasonable attorneys’ fees) (collectively, “Losses”) arising out of or relating to: (a) any breach by the Player or the Client of any representation, warranty, or covenant in this Agreement; (b) any failure by the Player to pay any required taxes or fulfill other obligations related to the Player’s receipt of Brand Income (except to the extent the failure was due to the Company’s breach of its obligations); (c) any claim by a third party (including any agent or former business partner of the Player or the Client) that it is entitled to any portion of the Brand Amount or that it suffered harm due to the Player’s granting of rights to the Company hereunder; or (d) the Player’s or the Client’s gross negligence or willful misconduct in the performance of this Agreement or in the Player’s activities generating Brand Income (for example, a third-party personal injury claim arising from the Player’s actions in the Principal Business, to the extent the Company or Manager is named as a defendant solely because of this Agreement). The indemnification obligation of the Player and the Client shall not apply to the extent any Losses are finally determined to result from a Company Party’s own fraud, gross negligence, or willful misconduct. For the avoidance of doubt, the Player’s personal indemnification obligations under this Section 10.1 are identical in scope to the indemnification obligations of the Player in his capacity as the “Client” under the Original Agreement and are not diminished, released, or limited by the designation of MagicMan 55 LLC as the Client.

10.2. Indemnification by Company. The Company (on behalf of itself and the Manager) shall indemnify, defend, and hold harmless the Client and its members, managers, officers, and agents, and the Player and the Player’s heirs, executors, and assigns (the “Client Parties”) from and against any and all Losses arising out of or relating to: (a) any breach or alleged breach by the Company of any representation, warranty, or covenant in this Agreement; (b) any claim by a third party arising from the Company’s use of the Client Persona beyond what is permitted in this Agreement or otherwise from the Company’s marketing or promotional activities for the Player (except to the extent such claim arises from information or materials provided by the Player for such use, in which case the Player will indemnify as provided above); (c) the gross negligence or willful misconduct of the Company, the Manager, or any of their agents in performing the Advisory Services or other obligations under this Agreement; or (d) any claim, action, or proceeding brought against the Player under federal or state securities laws solely as a result of the Company’s offering activities in connection with the Series Offering, the ATS, any other offering of membership interests in the Company, the Master LLC, or any series thereof, or any capital-raising, disclosure, or regulatory activity conducted by or on behalf of the Company, provided that the Player did not solicit investors, make any offering-related statement, make any misrepresentation or omission, breach this Agreement, or otherwise engage in conduct giving rise to such claim. The indemnification obligation under clause (d) shall be subject to the procedures set forth in Section 10.3, including prompt notice, the Company’s right to control the defense, and no settlement without the Player’s consent. The Company’s indemnification obligation shall not apply to the extent any Losses are determined to result from the Player’s own fraud, gross negligence, or willful misconduct.

10.3. Procedure. A Party seeking indemnification (the “Indemnified Party”) shall promptly notify the Party from whom indemnification is sought (the “Indemnifying Party”) in writing of any third-party claim or action for which indemnification is sought, and shall reasonably cooperate with the Indemnifying Party in the defense of the claim. The Indemnifying Party shall have the right to control the defense and settlement of any such claim, except that it may not settle any claim in a manner that imposes any liability or admission of fault on the Indemnified Party without the Indemnified Party’s prior written consent (such consent not to be unreasonably withheld). The Indemnified Party may participate in the defense with its own counsel at its own expense. Failure to promptly notify the Indemnifying Party of a claim shall only relieve the Indemnifying Party of its obligations to the extent it was materially prejudiced by the delay.

10.4. Survival. The provisions of this Section 10 shall survive the termination or expiration of this Agreement.

11. Confidentiality

11.1. Confidential Information. Each Party acknowledges that in connection with this Agreement it may receive or have access to confidential or proprietary information of any other Party (“Confidential Information”). Confidential Information includes, without limitation, non-public business plans, strategies, financial information, projections, personal or medical information about the Player, the terms and existence of this Agreement (until publicly disclosed by mutual agreement or as required by law), any non-public materials related to the Company’s investors or financing, and any other information designated as confidential or that should reasonably be understood to be confidential given its nature and the circumstances of disclosure.

11.2. Nondisclosure and Use. Each Party agrees that it will not disclose the Confidential Information of any other Party to any third party, and will not use any other Party’s Confidential Information for any purpose outside the scope of this Agreement, without the prior written consent of such other Party. Each Party may share Confidential Information of another Party with its own affiliates, employees, legal or financial advisors, or agents who have a need to know it for purposes of this Agreement, provided they are under obligations of confidentiality at least as protective as those herein. Each Party shall protect the confidentiality of the other Parties’ Confidential Information using the same degree of care as it uses to protect its own confidential information of similar importance, and at least reasonable care.

11.3. Exceptions. The obligations of confidentiality in this Section shall not apply to information which: (a) is or becomes generally available to the public other than through a breach of this Agreement; (b) is received by the receiving Party on a non-confidential basis from a third party who is not known to be bound by a confidentiality obligation to the disclosing Party; (c) was already known or independently developed by the receiving Party without use of the disclosing Party’s Confidential Information, as evidenced by the receiving Party’s written records; or (d) is required to be disclosed by law, regulation, or court order, provided that (if legally permitted) the receiving Party gives prompt notice to the disclosing Party of the intended disclosure and cooperates in any effort to limit or protect the disclosure.

11.4. Public Announcements. No Party will issue any press release or public statement regarding this Agreement or the relationship between the Parties without the prior written consent of the other Parties (which consent shall not be unreasonably withheld). It shall not be a violation of this Section for the Company to include general, non-identifying references to its Brand Advisory Agreement with the Player in routine business descriptions or required regulatory filings (for example, referring to the existence of a contract with “a professional athlete in [Sport] executed on [Date]” without naming the Player, unless such naming is legally required in a filing). Likewise, the Player may disclose the existence of this Agreement in confidence to financial advisors or as necessary for personal business, provided those persons are bound to confidentiality as noted above. Notwithstanding the foregoing, any Party may disclose this Agreement, or file it to the extent required by applicable securities laws or regulations. Where legally permitted and practicable, the disclosing Party will give the other Parties advance notice, consider good-faith comments and limit disclosure to what is required. Disclosures made in compliance with this paragraph (including disclosures compelled by law or governmental inquiry) do not violate this Section or any confidentiality obligations.

11.5. Remedies. Each Party acknowledges that unauthorized use or disclosure of another Party’s Confidential Information may cause irreparable harm for which monetary damages may be difficult to ascertain or an insufficient remedy. Accordingly, each Party agrees that each other Party shall be entitled to seek injunctive relief (without the necessity of posting bond) to prevent any actual or threatened breach of this Section 11, in addition to any other rights and remedies available at law or in equity.

12. Publicity Rights and Use of Client Persona

12.1. License to Use Client Persona. The Player hereby grants to the Company and the Manager a non-exclusive, worldwide, royalty-free right and license to use the Client Persona during the Term, and in any event until this Agreement is terminated or expires, in connection with the Company’s performance under this Agreement and the promotion thereof. This license includes the right for the Company and Manager to use, reproduce, distribute, and publicly display the Player’s name, image, likeness, and other elements of the Client Persona in advertising, marketing, press releases, investor communications, social media, and on the Agentiq Sports online platform or app, solely for the purpose of describing or promoting: (a) the Advisory Services and brand initiatives being performed for the Player; (b) the Player’s association with the Company as a client; and/or (c) the Player’s background and achievements as relevant to the Company’s business. Any such use shall be consistent with professional standards and shall not be disparaging or defamatory toward the Player. Player hereby approves the Company’s ordinary-course use of the Client Persona, biographical information, approved photographs, approved materials, and previously approved quotes in connection with the Company’s platform, investor communications, social media posts, press materials, required or customary regulatory or investor materials, and other routine promotional materials relating to this Agreement and the Company’s business. Player’s prior written consent shall be required for any material new campaign, paid advertisement, endorsement of a third-party product or service, third-party promotional use, or new quote attributed to Player; provided that, with respect to routine uses submitted to Player for review, Player’s approval shall be deemed given if Player does not object in writing within two (2) business days after submission.

12.2. No Endorsement of Third Parties. Except as expressly agreed by the Player, the license granted in Section 12.1 does not include the right to use the Client Persona to endorse or advertise any specific third-party product or service (unrelated to this Agreement or the Company’s own services). The Company will not, for example, use the Player’s persona in a manner that suggests the Player is directly endorsing a product, sponsor, or commercial entity, unless such use is part of a campaign or initiative that has been discussed with and approved by the Player. If the Company desires the Player to participate in any endorsements or promotional events beyond the scope of this Agreement, including any compensation or additional terms for such activities, the Parties may separately agree to any such arrangements in writing.

12.3. Approval of Materials. To avoid conflicts with the Player’s other endorsement deals or personal branding, the Company shall consider in good faith any reasonable request by the Player to modify or remove a specific use of the Client Persona that the Player believes conflicts with the Player’s existing personal brand or contractual commitments, subject to the approval standards set forth in Section 12.1. The Player will notify the Company of any known restrictions (e.g., if the Player has an exclusive apparel sponsor and cannot appear wearing competing logos) so that the Company can take those into account in advance. The Company shall at all times comply with such restrictions in any public-facing materials or events involving the Player.

12.4. Ownership and Goodwill. All goodwill arising from the Company’s authorized use of the Client Persona shall inure to the benefit of the Player. The Company acknowledges that, except for the license rights granted herein, it has no ownership or proprietary interest in the Client Persona. Conversely, the Player acknowledges that any materials (e.g., promotional videos, articles, or content) created by the Company or Manager that include elements of the Client Persona and are used to promote the Company’s business may also include the Company’s or Manager’s intellectual property (logos, trademarks, creative content), and the Company retains ownership of those materials (subject to the Player’s continuing rights in his/her persona). No Party will challenge another Party’s ownership of its pre-existing intellectual prope

12.5. Ambassador Activities. At the Company’s reasonable request and subject to the Player’s professional schedule, the Player may participate in two promotional events or media appearances per year (“Ambassador Activities”) to help promote the brand partnership or the Company’s platform (such as interviews, social media live sessions, or client spotlights). The specific nature and timing of any Ambassador Activities shall be mutually agreed, and the Player shall not be obligated to engage in any activity that would unreasonably interfere with the Player’s duties in the Principal Business or other prior commitments. Unless otherwise agreed, the Player will not receive separate compensation for such agreed Ambassador Activities beyond the consideration provided in this Agreement, but the Company will reimburse any reasonable pre-approved travel or lodging expenses incurred for an agreed event.

13. Dispute Resolution

13.1. Negotiation. In the event of any dispute, controversy, or claim arising out of or relating to this Agreement or the breach thereof (a “Dispute”), the Parties shall first attempt in good faith to resolve the Dispute informally. Any Party may initiate this negotiation process by providing written notice to the other Parties of the issue. The Parties (and their representatives, if applicable) shall meet and confer within 10 business days of such notice (whether in person or by teleconference) to discuss the Dispute and seek a mutually agreeable solution. If the Dispute involves financial calculations or accounting matters, the Parties may involve accountants or advisors in the discussion.

13.2. Arbitration. If the Parties are unable to resolve any Dispute through negotiation within 10 days from the initial notice of the Dispute (or such longer period as they may mutually agree), then the Dispute shall be finally settled by binding arbitration. The arbitration shall be administered by JAMS (or, if JAMS is unavailable, a comparable reputable arbitration organization) and held in a place determined by the Company or virtually, if mutually agreeable to the Parties. The arbitration shall be conducted by a single arbitrator knowledgeable in contract and commercial law, selected by mutual agreement of the Parties from the JAMS panel, or if the Parties cannot agree, then in accordance with the JAMS rules for arbitrator selection. The arbitration shall follow the JAMS Streamlined Arbitration Rules & Procedures (or, if the amount in controversy exceeds $250,000, the Comprehensive Rules) then in effect, except as modified herein.

13.3. Arbitration Procedure. The arbitrator shall allow reasonable discovery, taking into account the needs of the Parties and the importance of the issues. The arbitrator is empowered to grant any remedy or relief that the Parties could have received in court, including injunctive relief and attorney’s fee awards, subject to the limitations of this Agreement. The arbitrator’s award shall be written, shall state the essential findings and conclusions upon which the award is based, and shall be final and binding on the Parties. Judgment on the arbitration award may be entered in any court having jurisdiction.

13.4 Confidentiality of Proceedings. The Parties agree that any arbitration (or negotiation) conducted under this Section 13 shall be confidential. The existence of the arbitration, any non-public information provided in the arbitration, and any oral or written arguments or decisions made in the arbitration shall not be disclosed to any third party, except to the extent necessary to enforce an award, to pursue a legal right, or as required by law.

13.5 Interim Relief. Notwithstanding the foregoing arbitration provisions, any Party may at any time seek interim or preliminary injunctive relief from a court of competent jurisdiction (consistent with Section 14.7) in order to prevent irreparable harm, maintain the status quo, or enforce the confidentiality or intellectual property provisions of this Agreement, pending the outcome of arbitration. Seeking such relief shall not be deemed a waiver of the right to arbitrate.

13.6. Fees and Expenses. The Parties shall share equally the administrative fees and arbitrator’s fees of the arbitration. Each Party shall otherwise bear its own attorneys’ fees and costs, provided that the arbitrator may, in his or her discretion, award reasonable costs and attorneys’ fees to the prevailing Party if the arbitrator determines that the positions taken by the non-prevailing Party were frivolous or in bad faith.

14. Miscellaneous Provisions

14.1. Assignment. Neither the Client nor the Player may assign, delegate, or transfer (by operation of law or otherwise) this Agreement or any of its rights or obligations hereunder without the prior written consent of the Company. Because the Agreement involves personal services and the personal future income of the Player, any attempted assignment by the Client or the Player shall be null and void unless approved by the Company in writing. Subject to any termination and release required under Section 8.3(a), the Company may assign its rights and obligations under this Agreement, in whole or in part, to: (a) any Affiliate or successor of the Company; (b) any transferee of all or substantially all of the Company’s rights in the Brand Amount (for example, a collateral assignment to a trust or other entity for the benefit of investors, or a sale of the Company’s interest subject to the Player’s obligations remaining unchanged); or (c) any person or entity that acquires the Company or a controlling interest in the Company (such as through a merger or consolidation of Agentiq Sports 1 Series LLC or sale of the Company’s assets), provided that any such assignee agrees in writing to be bound by the terms of this Agreement. After any permitted assignment by the Company, the Company shall be released from the obligations so assigned, and the assignee shall have all rights (and related obligations) of the Company assigned to it. The security interest granted under Section 4.8 and the limited power of attorney granted thereunder shall, in connection with any such permitted assignment, automatically inure to the benefit of the assignee or successor (and, with respect to the limited power of attorney, the manager of such assignee or successor), without any further action by the Player; provided that, upon the Company’s reasonable request, the Player shall execute and deliver a confirmatory grant of such limited power of attorney in favor of the manager of the assignee or successor. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

14.2. Authority of Manager. Subject to any termination and release required under Section 8.3(a), the Company represents that, pursuant to the Company’s governing documents, the Manager has the exclusive authority to manage and control the affairs of the Company, including the administration and enforcement of this Agreement. Accordingly, any rights, elections, consents or actions of the Company under this Agreement may be exercised or performed by the Manager on the Company’s behalf (including the limited power of attorney granted under Section 4.8), and any notice to be given to the Company under this Agreement should be given to the Manager (as provided in the Notice section below). The Player agrees that the Manager is an intended third-party beneficiary of this Agreement to the extent necessary to enable the Manager to enforce the Company’s rights and to perform the Company’s obligations hereunder (including the right to receive payments on the Company’s behalf and the right to act as attorney-in-fact under Section 4.8). If the Manager is replaced, the new Manager shall automatically be substituted as the “Manager” for purposes of this Agreement, including for purposes of the limited power of attorney granted under Section 4.8.

14.3. Entire Agreement. This Agreement (including any exhibits or schedules hereto, which are hereby incorporated by reference) amends and restates in its entirety, and supersedes, the Original Agreement, and constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings, and agreements, whether written or oral, among the Parties concerning such subject matter. All references to the “Brand Advisory Agreement” in any other document, instrument, or agreement shall be deemed to refer to this Agreement. Each Party acknowledges that it has not relied on any representations, warranties, or covenants not expressly contained in this Agreement in deciding to enter into this Agreement.

14.4. Amendment and Waiver. This Agreement may not be modified or amended except by a written instrument executed by each of the Parties (and, with respect to the Company, signed by an authorized officer of the Manager). No waiver of any provision of this Agreement shall be effective unless set forth in a written waiver signed by the Party waiving the provision. No failure or delay by any Party in exercising any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any further exercise of that or any other right or remedy.

14.5. Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held to be invalid, illegal, or unenforceable by a court or arbitrator of competent jurisdiction, such provision shall be enforced to the maximum extent permissible, and the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby. The Parties shall negotiate in good faith to modify the Agreement to implement the intent of the invalid or unenforceable provision to the fullest extent possible in a valid and enforceable manner.

14.6. Notices. All notices, requests, consents, and other communications required or permitted under this Agreement (each, a “Notice”) shall be in writing and shall be deemed given: (a) on the date of personal delivery, if personally delivered; (b) on the date of confirmed transmission, if emailed (with confirmation of successful transmission and a copy sent by another method for confirmation); (c) one business day after being sent by a nationally recognized overnight courier with tracking; or (d) three days after being sent by registered or certified U.S. mail, return receipt requested, postage prepaid. Notices shall be sent to the Parties at the addresses (including email addresses) specified below, or such other address as a Party may designate by Notice to the other. Any designation of a Client Payment Designee or payment account for the Initial Advisory Payment must be made in writing by the Client or the Player to the Company following the Effective Date and before the applicable payment is made, and may be delivered by Notice under this Section 14.6 or by other written payment instructions acknowledged by the Company:

If to the Company:
Agentiq Sports 1 Series LLC (c/o Agentiq Sports, Inc., Manager)
445 Bryant St,
San Francisco, CA 94107
Email: zach@agentiqsports.com

With a copy to:

Bevilacqua PLLC

800 Connecticut Avenue, N.W., Suite 300

Washington, DC 20036

Attention: Lou Bevilacqua, Esq

lou@bevilacquapllc.com

If to the Client:

MagicMan 55 LLC
[MagicMan Notice Address]
Email: [MagicMan Notice Email]

If to the Player:

To the email address most recently provided in writing by the Player to the Company for notice purposes.

Any Party may change its notice address by providing Notice to the other Parties in accordance with this Section. Notices given in electronic form (email) should be supplemented by a physical copy by mail or courier, but failure to send the physical copy will not invalidate the notice if the email is confirmed received.

14.7. Governing Law. This Agreement and any disputes arising under or related to it (including any arbitration proceedings) shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any conflict of law principles that would result in the application of the laws of another jurisdiction. Subject to the arbitration provisions above, and for the limited purposes of court actions described in Section 13 or enforcement of arbitration awards, each Party hereby consents to the exclusive jurisdiction of the state and federal courts located in Delaware. Each Party waives any objection based on forum non conveniens or any objection to venue of any such court.

14.8. Relationship of Parties. The Parties are independent contractors, and nothing in this Agreement shall be construed to create a partnership, joint venture, agency, franchise, or employment relationship between the Parties. The Player is not an employee or agent of the Company or Manager, and the Company is not an agent of the Player. No Party has the authority to bind any other Party to any third party, contractually or otherwise, except as explicitly set forth herein. The Player acknowledges that the Company’s role is limited to providing the Advisory Services and receiving the Brand Amount; the Company is not undertaking the management of the Player’s career or assuming the role of a professional agent or manager for the Player.

14.9. No Third-Party Beneficiaries. Except for the Manager and related indemnitees as expressly provided herein (who shall be third-party beneficiaries to the extent stated), this Agreement is for the sole benefit of the Company, the Client and the Player and their permitted successors and assigns. Nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit, or remedy of any nature under or by reason of this Agreement.

14.10. Counterparts and Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures delivered by facsimile, email (pdf), or by an electronic signing service (e.g., DocuSign) shall be effective and binding as original signatures. Each Party agrees that the electronic signatures of the Parties, whether digital or encrypted, are intended to authenticate this writing and to have the same force and effect as manual signatures.

14.11. Headings; Interpretation. The headings and section numbers in this Agreement are for convenience only and shall not affect its interpretation. References to “Sections” or “Exhibits” are to sections of or exhibits to this Agreement unless otherwise noted, and the exhibits to this Agreement (including Exhibit A (Client Acknowledgment)) are incorporated into and made part of this Agreement for all purposes. “Including” means “including without limitation.” The Parties have participated in the negotiation and drafting of this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

15. Personal Obligations of the Player

(a) The Player personally and unconditionally agrees to perform all services, covenants, and obligations under this Agreement that by their nature require his personal performance, including, without limitation, Sections 2.5, 3.1, 4.3, 4.8, 6.1, 6.4, 9.1 through 9.8, 10.1 and 12.1 through 12.5 and Exhibit A.

(b) The Player remains personally liable for, and personally indemnifies the Company Parties from and against, all Losses to the same extent and in the same scope as provided under the Original Agreement, notwithstanding the designation of MagicMan 55 LLC as the Client.

(c) No protection, right, or remedy of the Company, the Manager, or any Company Party arising from the Player’s status as the “Client” under the Original Agreement (including, without limitation, indemnification obligations, personal performance covenants, liability provisions, the security interest, and the collection mechanisms) is diminished, novated, released, or eliminated by the designation of MagicMan 55 LLC as the Client or by the amendment and restatement of the Original Agreement.

(d) The Player’s obligations under this Agreement are primary and are not conditioned upon the exhaustion of remedies against the Client, and the Company and any Company Party may proceed directly against the Player without first pursuing or obtaining any judgment, award, or remedy against the Client.

(e) The Player acknowledges that he acts both individually and as [a principal/member] of the Client, and any act or omission of the Client in respect of Brand Income shall also be attributable to the Player for purposes of the Company’s rights and remedies under this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Amended and Restated Brand Advisory Agreement as of the last date set forth below.

COMPANY

Agentiq Sports 1 Series Esmerlyn Valdez Ramirez,
a series of Agentiq Sports 1 Series LLC

By and through its Manager,
Agentiq Sports, Inc.

By:	/s/ Zachary Kurtz
Name:	Zach Kurtz
Title:	Chief Executive Officer

August 4, 2026
(Date)

CLIENT
MagicMan 55 LLC

/s/ Esmerlyn Valdez Ramirez
(Signature)

Esmerlyn Valdez Ramirez, Manager
(Print Name and Title)

August 4, 2026
(Date)

PLAYER

/s/ Esmerlyn Valdez Ramirez
(Signature)

Esmerlyn Valdez Ramirez
(Print Name)

August 4, 2026
(Date)

[Exhibits Follow]

EXHIBIT A

Client Acknowledgment

(See Attached)

CLIENT ACKNOWLEDGMENT

In connection with the Amended and Restated Brand Advisory Agreement (the “Agreement”) among Agentiq Sports 1 Series Esmerlyn Valdez Ramirez, a designated series of Agentiq Sports 1 Series LLC (the “Company”), MagicMan 55 LLC (the “Client”), and Esmerlyn Valdez Ramirez (the “Player”), the Player acknowledges and confirms each of the statements below by placing the Player’s initials next to such statement. Capitalized terms used but not otherwise defined in this Exhibit A have the meanings given to them in the Agreement.

Instructions: Please place your initials in the space provided next to each statement to confirm your understanding.

1. By signing the Agreement, you will receive an aggregate Initial Advisory Payment of $2,600,000 USD, consisting of (i) the Guaranteed Portion of $2,400,000 USD, which the Company guarantees to pay in full to you, the Client or your Client Payment Designee no later than the Guaranteed Payment Date, and (ii) the Incremental Portion of $200,000 USD, which is wholly non-guaranteed and discretionary and whose nonpayment is not a breach of the Agreement and gives rise to no remedy. You understand that $400,000 USD is due within thirty (30) days after the Effective Date and will be credited against the guaranteed $2,400,000 USD Guaranteed Portion, and that the remaining $2,000,000 USD is due no later than the Guaranteed Payment Date.	EVR
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2. In exchange for the Initial Advisory Payment, you agree that, from and after the Commencement Date, you will pay the Company the Brand Amount, which is equal to a flat 10% of your Brand Income (as defined in the Agreement) during the Term, with no sliding scale, step-down, or adjustment based on the timing or amount of the Initial Advisory Payment. You understand that the Company has guaranteed to pay you, the Client or your Client Payment Designee the full $2,400,000 Guaranteed Portion no later than the Guaranteed Payment Date, and that if the Company fails to pay any portion of the Guaranteed Portion when due and does not cure by paying in full all overdue portions of the Guaranteed Portion within thirty (30) days after your written notice, you may terminate the Agreement without repaying any amounts you or your Client Payment Designee have received, the Company must file UCC-3 termination statements, terminate the Account Control Agreement, release the Participation Account, release its claims to future Brand Income and Brand Amounts, all as described in Section 8.3(a).	EVR
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3. For example, if the Company pays you or your Client Payment Designee the full Guaranteed Portion of $2,400,000 USD and you earn $10,000,000 USD in Brand Income during the Term after the Commencement Date, you will pay the Company $1,000,000 USD in the aggregate (representing 10% of that Brand Income) as you earn that income.	EVR
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4. From and after the Commencement Date, you will pay the Brand Amount to the Company through the Participation Account, the direct deposit of one hundred percent (100%) of your Brand Income, the automatic bi-weekly transfer of the Brand Amount, and the Account Control Agreement, and otherwise in accordance with the terms of the Agreement.	EVR
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5. You understand that you may not intentionally defer, decline, delay, divert, redirect, or otherwise structure Brand Income for the purpose of defeating, reducing, or delaying the Company’s right to receive the Brand Amount, except as expressly permitted in the Agreement.	EVR
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6. You acknowledge that MagicMan 55 LLC is the Client under the Agreement, that you remain personally bound by your personal performance obligations, your indemnification obligations, the security interest, and all related protections under the Agreement, and that the flat 10% Brand Amount attaches solely to your on-field compensation constituting Brand Income and does not attach to any revenues, income, or assets of the Client.	EVR
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IN WITNESS WHEREOF, the Player has executed and delivered this Exhibit A (Client Acknowledgment) as of the date set forth below, and hereby confirms that the Player has read and understood each of the acknowledgments set forth above and has initialed each such acknowledgment in the space provided.

PLAYER:

/s/ Esmerlyn Valdez Ramirez
(Signature)

Esmerlyn Valdez Ramirez
(Print Name)

Date:	August 4, 2026